Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No.: 333-131607

HSI Asset Securitization Corporation (the "Depositor") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The Depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from HSBC Securities (USA) Inc., 452 Fifth Avenue, New York, New York 10018, Attn: HASCO 2006-HE1 or by calling (212) 525-8119.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

HASCO 2006-HE1

New Issue Term Sheet and
Computational Materials

$1,361,755,543 (Approximate)

HASCO 2006-HE1

HSI Asset Securitization Corporation
Depositor

Wells Fargo Bank, N.A.
Master Servicer, Securities Administrator and Custodian

Wells Fargo Bank, N.A.
Countrywide Home Loans Servicing LP
Servicers

Lead Underwriter

October 16, 2006

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. (“HSBC”) will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.

The information contained herein is being delivered to you solely to provide you with information about the offering of the securities referred to herein and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to notice of allocation.

The information contained in this communication, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar communication relating to these securities. This communication is not required to contain, and does not contain, all information that is required to be included in the base prospectus and prospectus supplement. Additionally, the information contained herein is preliminary and subject to change.

This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions are necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction.

Any statistical analyses contained herein, including the composition of the assets and issuer liability structure (the “Computational Materials”), are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. The Computational Materials are based upon proprietary modeling techniques and assumptions and alternative modeling techniques and/or assumptions may be more appropriate or produce significantly different results. The realization of the assumptions underlying the Computational Materials is subject to significant uncertainties and contingencies and actual economic variables that impact returns will differ, and may differ materially, from those inputs utilized in the model. As a result of the foregoing, HSBC makes no representation as to appropriateness of any modeling techniques employed by it, the appropriateness of the assumptions underlying the Computational Materials, the materiality of any assumption to the actual return, the reasonableness of any assumption or the particular factors that may affect whether such assumptions are realized.

Any collateral pool information contained herein, including without limitation any collateral tables which follow, is based only on a sample pool of mortgage loans expected to comprise the final pool, along with other mortgage loans, on the closing date. In addition, certain mortgage loans contained in this sample pool may be deleted from the pool of mortgage loans delivered to the issuer on the closing date. This sample pool may not necessarily represent a statistically relevant population. Although HSBC believes the information with respect to the sample pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the sample pool however it is not expected that these collateral characteristics will vary in any material respect.

The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.

This communication is not an offer to sell or the solicitation of an offer to buy these securities where such offer, solicitation or sale is not permitted. Additionally, transfers of any such securities or instruments may be limited by law or the terms thereof. Recipients are required to inform themselves of and comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any transaction.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Contact Information

HSBC Securities
ABS/MBS Structured Finance

Jon Voigtman Managing Director	Tel: (212) 525-2348 jon.voigtman@us.hsbc.com

Andrea Lenox Vice President	Tel: (212) 525-4600 andrea.lenox@us.hsbc.com

Kristine Lock Assistant Vice President	Tel: (212) 525-8056 kristine.lock@us.hsbc.com

Syndicate and ABS/MBS Trading

Caroline Morrill Managing Director	Tel: (212) 525-3785 caroline.morrill@us.hsbc.com

Michael Banchik Senior Vice President	Tel: (212) 525-3399 michael.banchik@us.hsbc.com

George Smith Managing Director	Tel: (212) 525-3786 george.smith@us.hsbc.com

Whole Loan Trading

Mark Wirth Managing Director	Tel: (212) 525-4029 mark.wirth@us.hsbc.com

Martin Priest Vice President	Tel: (212) 525-4198 martin.priest@us.hsbc.com

Christopher Amato Assistant Vice President	Tel: (212) 525-3307 christopher.v.amato@us.hsbc.com

Kaushal Thakkar Assistant Vice President	Tel: (212) 525-3307 kaushal.thakkar@us.hsbc.com

Rating Agencies

Chris Deasy - S&P	Tel: (212) 438-2405 Chris_Deasy@standardandpoors.com

Amita Shrivastava - Moody’s	Tel: (201) 915-8730 Amita.Shrivastava@moodys.com

Darren Liss - Fitch	Tel: (212) 908-0753 Darren.Liss@fitchratings.com

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Mortgage Pass-Through Certificates, Series 2006-HE1
$1,361,755,543 (Approximate, Subject to +/- 10% Variance)

HSI Asset Securitization Corporation Trust 2006-HE1
Issuer

HSI Asset Securitization Corporation
Depositor

First and Second Lien Residential Mortgage Loans

Transaction Highlights

Classes	Principal Balance ($) (1)	Avg Life to Call / Mty(2)(3)	Principal Window to Call / Mty (Months) (2)(3)	Description	Expected Ratings (Fitch / Moody’s / S&P)	Initial Credit Enhancement(5)	Coupon(4)
II-A-1	229,863,000	1.00 / 1.00	1 - 22 / 1 - 22	Senior Floater	AAA / Aaa / AAA	17.35%	1 Mo. LIBOR + ()
II-A-2	48,527,000	2.00 / 2.00	22 - 27 / 22 - 27	Senior Floater	AAA / Aaa / AAA	17.35%	1 Mo. LIBOR + ()
II-A-3	105,619,000	3.44 / 3.44	27 - 72 / 27 - 73	Senior Floater	AAA / Aaa / AAA	17.35%	1 Mo. LIBOR + ()
II-A-4	34,896,000	5.98 / 8.41	72 - 72 / 73 - 166	Senior Floater	AAA / Aaa / AAA	17.35%	1 Mo. LIBOR + ()
II-A-5	12,000,000	3.99 / 3.99	46 - 51 / 46 - 51	Senior PO	AAA / Aaa / AAA	17.35%	N/A
M-1	42,166,000	3.52 / 3.52	40 - 45 / 40 - 45	Mezzanine Floater	AA+ / Aa1 / AA+	14.05%	1 Mo. LIBOR + ()
M-2	37,055,000	4.38 / 4.38	45 - 69 / 45 - 69	Mezzanine Floater	AA+ / Aa2 / AA+	11.15%	1 Mo. LIBOR + ()
M-3	23,000,000	5.96 / 7.81	69 - 72 / 69 - 133	Mezzanine Floater	AA / Aa3 / AA	9.35%	1 Mo. LIBOR + ()
M-4	20,444,000	4.27 / 4.64	39 - 72 / 39 - 112	Mezzanine Floater	AA- / A1 / AA-	7.75%	1 Mo. LIBOR + ()
M-5	19,805,000	4.24 / 4.57	39 - 72 / 39 - 107	Mezzanine Floater	A+ / A2 / A+	6.20%	1 Mo. LIBOR + ()
M-6	17,889,000	4.22 / 4.50	38 - 72 / 38 - 100	Mezzanine Floater	A / A3 / A	4.80%	1 Mo. LIBOR + ()
M-7	17,250,000	4.21 / 4.41	38 - 72 / 38 - 92	Mezzanine Floater	BBB+ / Baa1 / A-	3.45%	1 Mo. LIBOR + ()
M-8	9,583,000	4.20 / 4.29	37 - 72 / 37 - 82	Mezzanine Floater	BBB / Baa2 / BBB+	2.70%	1 Mo. LIBOR + ()
M-9	8,305,000	4.15 / 4.16	37 - 72 / 37 - 75	Mezzanine Floater	BBB- / Baa3 / BBB	2.05%	1 Mo. LIBOR + ()
I-A	625,164,000	Not Offered Hereby				17.35%	1 Mo. LIBOR + ()
M-10	10,222,000	Privately Placed Certificates - Not Offered Hereby				1.25%	1 Mo. LIBOR + ()
X		Not Offered Hereby
P		Not Offered Hereby
R		Not Offered Hereby

Notes:
(1)
Certificate balances are subject to a variance of plus or minus 10%. Certificate balances are based upon the expected cut-off date aggregate mortgage pool balance, while all analytics related to the certificates contained herein are based upon certificate balances calculated using the sample pool calculation date aggregate mortgage pool balance.

(2)	Certificates are priced to the 10% optional redemption, as described herein.
(3)	Based on the pricing prepayment speed, as described herein.
(4)
Margins on the Class A Certificates (other than the Class II-A-5 Certificates) and on the Class M Certificates are equal to 2.0x and 1.5x, respectively, of the original margins for each distribution date following the first possible optional redemption date, as described herein.

(5)	Includes initial overcollateralization of 1.25%.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Issuer:	HSI Asset Securitization Corporation Trust 2006-HE1.

Depositor:	HSI Asset Securitization Corporation.
Sponsor:	HSBC Bank USA, National Association.
Lead Underwriter:	HSBC Securities (USA) Inc.
Co-Managers:	Countrywide Securities Corporation and Blaylock & Company, Inc.
Originators:	WMC Mortgage Corp. (58.74%), Countrywide Home Loans, Inc. (40.68%), New Century Mortgage Corporation (0.45%) and Option One Mortgage Corporation (0.13%).
Master Servicer,
Securities Administrator
and Custodian:	Wells Fargo Bank, N.A.
Servicers:	Wells Fargo Bank, N.A (59.32%) and Countrywide Home Loans Servicing LP (40.68%).
Trustee:	Deutsche Bank National Trust Company.
Credit Risk Manager:	Clayton Fixed Income Services, Inc.
Derivative Provider:	An entity which satisfies the Derivative Provider Ratings Requirement.
Derivative Provider Ratings
Requirement:
The Derivative Provider Ratings Requirement shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the counterparty are rated at least “A-1” by S&P or (ii) if the counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the counterparty are rated at least “A+” by S&P, and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “A1” by Moody’s (and if rated “A1” by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty are rated at least “P-1” by Moody’s (and if rated “P-1” by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty are rated at least “Aa3” by Moody’s (and if rated “Aa3” by Moody’s, such rating is not on watch for possible downgrade).

Sample Pool Calculation Date:	September 1, 2006.
Cut-off Date:	October 1, 2006.
Expected Pricing Date:	The week of October 16, 2006.
Closing Date:	On or about November 3, 2006.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in November 2006. The first Distribution Date will be November 27, 2006.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Final Scheduled Distribution
Date:	On the Distribution Date in October 2036, all amounts on deposit in the Final Maturity Reserve Fund will be distributed sequentially:
	a)	pro rata, based on the Group I Principal Payment Amount and the Group II Principal Payment Amount to:
(1) the Class I-A Certificates until the principal balances thereof have been reduced to zero; and
(2)
sequentially, in the following order: to the holders of the Class II-A-1 and Class II-A-2 Certificates until the principal balances thereof have been reduced to zero; to the holders of the Class II-A-3 Certificates until the principal balance thereof has been reduced to $37,259,000; and sequentially, to the holders of the Class II-A-5, Class II-A-3 and Class II-A-4 Certificates until the principal balances thereof have been reduced to zero;

b)
pro rata, based on the aggregate principal balance of the Group I Certificates and the aggregate principal balance of the Group II Certificates, in the same manner and priority as allocated above in (a)(1) and (a)(2);

	c)	sequentially in ascending numerical order, to the holders of the Class M Certificates until the principal balances thereof have been reduced to zero; and
	d)	to the holders of the Class X Certificates, all remaining amounts.

Certificates:
Approximately $1,056,069,000 senior certificates (the Class I-A, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 Certificates, collectively the “Class A Certificates”) and approximately $205,719,000 mezzanine certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, collectively the “Class M Certificates”). The Class A Certificates, together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, are referred to herein as the “Offered Certificates”. The Class M-10 Certificates, the “Non-Offered Certificates,” are not being offered hereby but will be privately placed pursuant to a confidential private placement memorandum.

The “Group I Certificates” will consist of the Class I-A Certificates and will be paid primarily from collections on the Group I Mortgage Loans. The “Group II Certificates” will consist of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 Certificates and will be paid primarily from collections on the Group II Mortgage Loans. Notwithstanding the foregoing definition of Offered Certificates, the Class I-A Certificates are not being offered hereby, but will be offered pursuant to the Prospectus.

Mortgage Loans:
The aggregate principal balance of the Mortgage Loans as of the Sample Pool Calculation Date is approximately $1,361,755,543. The Mortgage Loans consist of fixed-rate and adjustable-rate mortgage loans secured by first and second liens on one- to four-family residential properties.

The collateral tables included in these Computational Materials represent a sample pool of Mortgage Loans (the “Sample Pool”) having the characteristics described therein as of the Sample Pool Calculation Date, and do not include additional Mortgage Loans expected to be included in the trust on the Closing Date. It is expected that (a) additional Mortgage Loans will be delivered to the trust on the Closing Date and (b) certain Mortgage Loans may be pre-paid, become ineligible for transfer to the trust or may otherwise be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date. However, it is not expected that the final mortgage pool will vary from the Sample Pool in any material respect.

Group I Mortgage Loans:
The aggregate principal balance of the Group I Mortgage Loans as of the Sample Pool Calculation Date is approximately $796,052,194. The Group I Mortgage Loans consist of 10-, 15-, 20-, 30-and 40- year fixed-rate fully amortizing mortgage loans; 15/30, 30/40 and 30/50 year fixed-rate balloon mortgage loans; 30-year fixed-rate interest-only mortgage loans with an interest-only period of five or ten years; 30-year adjustable-rate fully amortizing mortgage loans that either adjust semi-annually after origination based on six-month LIBOR or have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR or annually based on one-year LIBOR; 30-year adjustable-rate interest-only mortgage loans with an interest-only period of two, five, or ten years that have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR or annually based on one-year LIBOR; 40-year adjustable-rate fully amortizing mortgage loans that have an initial fixed rate period of two, three or five years after origination and thereafter adjust semi-annually based on six-month LIBOR; and 30/40 and 30/50 year adjustable-rate balloon mortgage loans that have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR. All of the Group I Mortgage Loans have principal balances at origination that conform to Freddie Mac loan limits applicable to first lien and second lien one- to four-family residential properties.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Group II Mortgage Loans:
The aggregate principal balance of the Group II Mortgage Loans as of the Sample Pool Calculation Date is approximately $565,703,350. The Group II Mortgage Loans consist of 15- , 30- and 40- year fixed-rate fully amortizing mortgage loans; 30-year fixed-rate mortgage loans with an interest-only period of five or ten years; 15/30, 30/40 and 30/50 year fixed-rate balloon mortgage loans; 30-year adjustable-rate fully amortizing mortgage loans that either adjust semi-annually after origination based on six-month LIBOR or have an initial fixed rate period of two, three, five or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR; 40-year adjustable-rate fully amortizing mortgage loans that have an initial fixed rate period of two or five years after origination and thereafter adjust semi-annually based on six-month LIBOR; 30-year adjustable-rate interest-only mortgage loans with an interest-only period of two, three, five or ten years that have an initial fixed rate period of two, three or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR or annually based on one-year LIBOR; and 30/40 and 30/50 year adjustable-rate balloon mortgage loans that have an initial fixed rate period of two, three or ten years after origination and thereafter adjust semi-annually based on six-month LIBOR.

Mortgage Loan Group:	Group I Mortgage Loans or Group II Mortgage Loans.

Record Date:	The business day immediately preceding each Distribution Date for all Certificates.
Delay Days:	0 (zero) days on all Certificates (excluding the Class II-A-5 Certificates).
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the calendar month in which such Distribution Date occurs.

Interest Accrual Period:
Interest with respect to the Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates will initially accrue from the Closing Date to, but excluding, the first Distribution Date. Thereafter, interest will accrue from the prior Distribution Date to, but excluding, the then current Distribution Date. With respect to the Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates, interest will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed. The Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates will settle flat (no accrued interest).

Prepayment Period:
The Prepayment Period applicable to both full and partial prepayments on the Mortgage Loans with respect to any Distribution Date is a calendar month prepayment period or a mid-month prepayment period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Fixed Pricing Prepayment Speed:
The Fixed Pricing Prepayment Speed for the fixed-rate Mortgage Loans assumes 4% CPR in month 1, building linearly to 27% CPR in month 12, and remaining at 27% CPR thereafter. The Fixed Pricing Prepayment Speed is capped at 85% CPR.

ARM 1 Pricing Prepayment Speed:
The ARM 1 Pricing Prepayment Speed for the Mortgage Loans that do not have an initial fixed-rate period, 2/28 and 2/38 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter. The ARM 1 Pricing Prepayment Speed is capped at 85% CPR.

ARM 2 Pricing Prepayment Speed:
The ARM 2 Pricing Prepayment Speed for the 3/27, 5/25, 3/37, 5/35, 10/1 and 10/20 Mortgage Loans assumes 2% CPR in month 1, building linearly to 30% CPR in month 12, remaining at 30% CPR until month 30, 50% CPR from month 31 to 37, and 35% CPR in month 38 and thereafter. The ARM 2 Pricing Prepayment Speed is capped at 85% CPR.

Second Lien Pricing Prepayment
Speed:	The Second Lien Pricing Prepayment Speed for the Mortgage Loans that are second liens assumes 30% CPR.

Tax Treatment:	REMIC.

ERISA Eligibility:
The Offered Certificates generally may be purchased by employee benefit plans subject to ERISA; provided that during the period the interest rate cap agreement, swap agreement and the Final Maturity Reserve Fund are in effect, exemptive relief is available under one of the class or statutory exemptions described in the prospectus supplement.

Legal Investment:	None of the Certificates will constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 ($100,000 with respect to initial European investors) and integral multiples of $1 in excess thereof.

Optional Redemption:
Upon the instruction of the Depositor, the Master Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Issuer) on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If not previously directed by the Depositor, the Master Servicer may exercise the purchase option on its own volition on any Distribution Date after the date on which aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period is less than or equal to 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Administration Fees:
The “Servicing Fee”, calculated at the “Servicing Rate Fee” of 0.500% per annum, and the “Master Servicing Fee”, calculated at the “Master Servicing Fee Rate” of 0.005% per annum on the Mortgage Loans serviced by Countrywide Home Loans Servicing LP and 0.000% per annum for the Mortgage Loans serviced by Wells Fargo Bank, N.A. Administration Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Credit Risk Manager Fee:	The Credit Risk Manager Fee is calculated at the “Credit Risk Manager Fee Rate” of 0.014% per annum and will be paid monthly on the stated principal balance of the Mortgage Loans.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Expense Adjusted Mortgage Rate:	The applicable mortgage rate on each Mortgage Loan as of the first day of the related Due Period minus the Administration Fees.

Principal & Interest Advances:
The Servicers are required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Master Servicer will be required to make such advances to the extent that a Servicer fails in its obligation to advance. The Servicers (or the Master Servicer, as applicable) are entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicers will pay all out-of-pocket costs related to their obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Servicers are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Servicers are required to pay Compensating Interest up to the amount of their Servicing Fee for the related Due Period to cover shortfalls due to partial and/or full prepayments on the Mortgage Loans (“Prepayment Interest Shortfalls”).

Credit Enhancement:	1. Excess spread;
2. Net Derivative Payments received;
3. Overcollateralization;
4. Limited Cross-Collateralization; and
5. Subordination.

Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans over (ii) the aggregate class certificate balance of the Offered Certificates and Non-Offered Certificates after taking into account the payments of principal to be made on such Distribution Date. The initial Overcollateralization Amount will be equal to approximately 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target
Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to 1.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 2.50% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (y) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:
The earlier of (i) the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in November 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount, as applicable, to the holders of the Certificates then entitled to payments of principal on such Distribution Date) is greater than or equal to approximately 34.70%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of Offered Certificates and Non-Offered Certificates for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate class certificate balance of the class or classes subordinate thereto, and (ii) the Overcollateralization Amount, in each case, calculated after taking into account payment of the Group I Principal Payment Amount and the Group II Principal Payment Amount, as applicable, on such Distribution Date by (y) the aggregate principal balance of the Mortgage Loans.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Class	Initial Credit Enhancement	Target Credit Enhancement Percentage On and After Stepdown Date
A	17.35%	34.70%
M-1	14.05%	18.70%
M-2	11.15%	18.70%
M-3	9.35%	18.70%
M-4	7.75%	15.50%
M-5	6.20%	12.40%
M-6	4.80%	9.60%
M-7	3.45%	6.90%
M-8	2.70%	5.40%
M-9	2.05%	4.10%
M-10	1.25%	2.50%

Trigger Event:
A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if (x) the Rolling Three Month Delinquency Rate exceeds the applicable percentages of the Credit Enhancement Percentage for the prior Distribution Date as set forth below for the most senior class of Class A and Mezzanine Certificates then outstanding:

Class	Percentage
A	40.30%
M-1	49.77%
M-2	62.71%
M-3	74.78%
M-4	90.22%
M-5	112.77%
M-6	145.67%
M-7	202.67%
M-8	258.97%
M-9	341.08%
M-10	559.36%

or if (y) the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Loss Percentage
November 2008 through October 2009	1.30% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
November 2009 through October 2010	2.90% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
November 2010 through October 2011	4.60% for the first month, plus an additional 1/12th of 1.30% for each month thereafter
November 2011 through October 2012	5.90% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
November 2012 through October 2013	6.65% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
November 2013 and thereafter	6.70%

Delinquency Rate:
For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate unpaid principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, loans subject to bankruptcy proceedings, and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Rolling Three Month Delinquency
Rate:
With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Realized Losses:
Generally, any realized losses on the Mortgage Loans will be absorbed first, by the excess spread, second, by the Net Derivative Payments received, third, by the Overcollateralization Amount, and fourth, by Subordination.

Derivative Agreements:	On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into both an interest rate cap agreement and swap agreement.

Under the swap agreement, the supplemental interest trust will be obligated to pay a fixed amount equal to 5.15% per annum on the notional amount as set forth in the swap agreement to the Derivative Provider and the supplemental interest trust will be entitled to receive a floating amount equal to one-month LIBOR on the notional amount as set forth in the swap agreement from the Derivative Provider, until the swap agreement is terminated.

Under the interest rate cap agreement, the Derivative Provider will be obligated to make payments to the supplemental interest trust should one-month LIBOR exceed 5.90% per annum, on the notional amount as set forth in the interest rate cap agreement.

Only the net amount of the two derivative instruments will be paid by the appropriate party (“Net
Derivative Payment”) and will be deposited into the Derivative Account. See the attached interest rate swap and interest rate cap schedules.

Generally, the Net Derivative Payment will be deposited into a derivative account (the “Derivative Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Derivative Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement in the same manner as the Interest Payment Priority and subsequently the Net Monthly Excess Cashflow.

Upon early termination of the swap agreement, the supplemental interest trust or the Derivative Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the supplemental interest trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

A “Derivative Counterparty Trigger Event” means, the occurrence of any of the following events: (i) a failure to pay by the Derivative Provider or certain bankruptcy events with respect to the Derivative Provider, (ii) certain termination events under the swap agreement with respect to which the Derivative Provider is the sole affected party or (iii) an additional termination event under the swap agreement with respect to which the Derivative Provider is the sole affected party.

Interest Payment Priority:	On each Distribution Date, the interest collected will be paid in the following order of priority:
(i) to deposit into the Final Maturity Reserve Fund, the Final Maturity Required Deposit.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

	(ii)	to pay any Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event);
(iii)
from the interest collected on the Group I Mortgage Loans, to the holders of each class of Group I Certificates, the Senior Interest Payment Amount allocable to such Certificates; from the interest collected on the Group II Mortgage Loans, to the holders of each class of Group II Certificates (excluding the Class II-A-5 Certificates), on a pro rata basis based on the entitlement of each such class, the Senior Interest Payment Amount allocable to such Certificates. Any interest collected and remaining after the payment of the above will be available to pay any shortfall in the Senior Interest Payment Amount to the unrelated group of Class A Certificates; and

	(iv)	from the remaining interest collections, sequentially in ascending numerical order, to the holders of the Class M Certificates, the Interest Payment Amount for the applicable class.

Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on or after the Stepdown Date for which a Trigger Event is in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)
to pay any remaining Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) after taking into account payments made under Interest Payment Priority;

(ii)
the Group I Principal Payment Amount to the holders of the Group I Certificates, until the principal balances thereof have been reduced to zero and then to the holders of the Group II Certificates in the priority described in (iii) below, after taking into account the payment of the Group II Principal Payment Amount described in (iii) below until the principal balances thereof have been reduced to zero;

(iii)
the Group II Principal Payment Amount, sequentially, in the following order: to the holders of the Class II-A-1 and Class II-A-2 Certificates until the principal balances thereof have been reduced to zero; to the holders of the Class II-A-3 Certificates until the principal balance thereof has been reduced to $37,259,000; sequentially, to the holders of the Class II-A-5, Class II-A-3 and Class II-A-4 Certificates until the principal balances thereof have been reduced to zero; and then to the holders of the Group I Certificates after taking into account the payment of the Group I Principal Payment Amount described in (ii) above until the principal balances thereof have been reduced to zero; and

(iv)
sequentially in ascending numerical order, to the holders of the Class M Certificates, any Group I and Group II Principal Payment Amount remaining after the payment of (i), (ii) and (iii) above until the principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Payment Amount and the Group II Principal Payment Amount shall be paid as follows:

(i)
to pay any remaining Net Derivative Payment or Swap Termination Payment owed to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event) after taking into account payments made under Interest Payment Priority;

(ii)
concurrently, to the holders of the Group I Certificates, the Group I Senior Principal Payment Amount until the principal balances thereof have been reduced to zero; and the Group II Senior Principal Payment Amount, sequentially, in the following order: to the holders of the Class II-A-1 and Class II-A-2 Certificates until the principal balances thereof have been reduced to zero; to the holders of the Class II-A-3 Certificates until the principal balance thereof has been reduced to $37,259,000; and sequentially, to the holders of the Class II-A-5, Class II-A-3 and Class II-A-4 Certificates until the principal balances thereof have been reduced to zero;

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

(iii)
concurrently, to the holders of the Group I Certificates, any remaining Group II Principal Payment Amount and to the holders of the Group II Certificates in the priority described in (ii) above, any remaining Group I Principal Payment Amount without regard to that group’s Principal Payment Amount to the extent necessary to satisfy the credit support requirements for such class; and

(iv)	sequentially in ascending numerical order, to the holders of the Class M Certificates, the related Class M Principal Payment Amount, until the principal balances thereof have been reduced to zero.

Net Monthly Excess Cashflow:
For any Distribution Date, the excess of (x) the available funds over (y) the sum of (i) the amount of interest collections on the Mortgage Loans used to pay monthly interest accrued and any unpaid interest on the Group I Certificates and the Group II Certificates (excluding the Class II-A-5 Certificates) and the monthly interest accrued on the Class M Certificates, (ii) the principal payments required to be made to the Class A and Class M Certificates, (iii) any Net Derivative Payment or Swap Termination Payment (not resulting from a Derivative Counterparty Trigger Event) owed to the Derivative Provider, and (iv) the amount deposited into the Final Maturity Reserve Fund as the Final Maturity Required Deposit.

Net Monthly Excess Cashflow
Payments:	With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
	(i)	to the holders of the Class A Certificates (excluding the Class II-A-5 Certificates), any unpaid Senior Interest Payment Amounts, pro rata, based on such unpaid amounts;
	(ii)	sequentially, in ascending numerical order, to the holders of the Class M Certificates, any unpaid Interest Payment Amount for such Distribution Date;
	(iii)	sequentially in ascending numerical order, to the holders of the Class M Certificates:
		a)	in an amount equal to the Interest Carry Forward Amount allocable to such Certificates;
		b)	in an amount equal to the unpaid previously allocated Realized Loss Amounts;
(iv)
to the holders of the Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates, any Basis Risk Carryover Amounts for such classes in the same order and priority described under Interest Payment Priority above;

	(v)	if a Final Maturity OC Trigger Event is in effect, sequentially:
		a)	pro rata, based on the Group I Principal Payment Amount and the Group II Principal Payment Amount to:
(1) the Class I-A Certificates until the principal balances thereof have been reduced to zero; and
(2)
sequentially, in the following order: to the holders of the Class II-A-1 and Class II-A-2 Certificates until the principal balances thereof have been reduced to zero; to the holders of the Class II-A-3 Certificates until the principal balance thereof has been reduced to $37,259,000; and sequentially, to the holders of the Class II-A-5, Class II-A-3 and Class II-A-4 Certificates until the principal balances thereof have been reduced to zero;

b)
pro rata, based on the aggregate principal balance of the Group I Certificates and the aggregate principal balance of the Group II Certificates, in the same manner and priority as allocated above in (v)(a)(1) and (v)(a)(2);

		c)	sequentially in ascending numerical order, to the holders of the Class M Certificates until the principal balances thereof have been reduced to zero;
	(vi)	to the Credit Risk Manager, the Credit Risk Manager Fee;
	(vii)	to the Derivative Provider, any Swap Termination Payment resulting from a Derivative Counterparty Trigger Event; and
	(viii)	to the holders of the Class X Certificates, as provided by the Pooling and Servicing Agreement.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Final Maturity Reserve Fund:
If on any Distribution Date beginning with the Distribution Date in November 2016, the aggregate current principal balance of the Group I and Group II Mortgage Loans with original terms to maturity of 40 years exceeds a target balance for such Mortgage Loans set by the rating agencies, interest funds from the Group I and Group II Mortgage Loans will be used to fund a reserve fund (the “Final Maturity Reserve Fund”) in an amount (the “Final Maturity Required Deposit”) equal to the lesser of (a) the product of (i) 0.80%, (ii) the aggregate principal balance of the outstanding the Group I and Group II Mortgage Loans with 40-year original terms to maturity as of the last day of the related Due Period and (b) the excess, if any, of (i) the Final Maturity Funding Cap over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

The “target balance” referred to in the immediately preceding sentence will be determined based on the aggregate principal balance of the Group I and Group II Mortgage Loans with original terms to maturity of 40 years as of the Cut-off Date and a prepayment speed of 15% CPR.

Final Maturity Funding Cap:
The Final Maturity Funding Cap for any Distribution Date on or after the November 2016 Distribution Date will be equal to the lesser of (i) the aggregate certificate principal balance of the Certificates immediately prior to that Distribution Date and (ii) the aggregate principal balance of the outstanding Group I and Group II Mortgage Loans with original terms to maturity of 40 years as of the last day of the related Due Period.

Final Maturity OC
Trigger Event:
A Final Maturity OC Trigger Event will be in effect on any Distribution Date on or after the November 2026 Distribution Date, if (a) the sum of (i) the Overcollateralization Amount for such Distribution Date and (ii) the amount of funds available in the Final Maturity Reserve Fund for such Distribution Date (after distributions as described above in (i) of Interest Payment Priority), is less than (b) the aggregate principal balance of the Mortgage Loans with original terms to maturity of 40 years on such Distribution Date as of the last day of the related Due Period.

Group I Available Funds Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Mortgage Rate for each Group I Mortgage Loan then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction, the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment payable to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event), and Final Maturity Required Deposit allocated to the Group I Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Group II Available Funds Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the (x) weighted average of the Expense Adjusted Mortgage Rate of the Group II Mortgage Loans then in effect on the beginning of the related Due Period minus (y) a percentage equal to the product of (i) a fraction the numerator of which is equal to the portion of the Net Derivative Payment or Swap Termination Payment payable to the Derivative Provider (other than a Swap Termination Payment resulting from a Derivative Counterparty Trigger Event ), and Final Maturity Required Deposit allocated to the Group II Mortgage Loans based on the applicable Group Percentage, and the denominator of which is equal to the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period and (ii) 12.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Class M Available Funds Cap:

A per annum rate equal to the weighted average of the Group I Available Funds Cap and the Group II Available Funds Cap, weighted on the basis of the Group Subordinate Amount for the Group I and Group II Mortgage Loans.

Group Percentage:
For each Mortgage Loan Group and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Mortgage Loans in such Mortgage Loan Group for such Distribution Date and the denominator of which is the aggregate principal balance of all the Mortgage Loans.

Group Subordinate Amount:
The Group Subordinate Amount for any Distribution Date (i) for the Group I Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group I Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class I-A Certificates immediately prior to such Distribution Date and (ii) for the Group II Mortgage Loans, will be equal to the excess of the aggregate principal balance of the Group II Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-5 Certificates immediately prior to such Distribution Date.

Interest Rate:	The Interest Rate on any Distribution Date for each class of Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates will equal the lesser of:
(a) one-month LIBOR plus the related margin; and
(b) the applicable Available Funds Cap.

Interest Carry Forward Amount:
For each class of Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates and on any Distribution Date, the sum of (i) the excess of (A) the Interest Payment Amount with respect to the prior Distribution Date (excluding any Basis Risk Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Dates, over (B) the amount actually paid to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Interest Rate for such class.

Interest Payment Amount:
The Interest Payment Amount for the Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates of any class on any Distribution Date is equal to interest accrued at the Interest Rate for that class during the related Interest Accrual Period on the principal balance of that class immediately prior to the Distribution Date.

Senior Interest Payment Amount:
The Senior Interest Payment Amount for any Distribution Date is equal to the Interest Payment Amount for such Distribution Date for the related Class A Certificates (excluding the Class II-A-5 Certificates) and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates (excluding the Class II-A-5 Certificates).

Basis Risk Carryover Amount:
For any Distribution Date, if the Interest Rate for a class of Offered Certificates (excluding the Class II-A-5 Certificates) and Non-Offered Certificates is based on the related Available Funds Cap, the excess of (i) the amount of interest such class would have accrued for such Distribution Date had the applicable Interest Rate not been subject to the related Available Funds Cap, over (ii) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Available Funds Cap, together with the unpaid portion of any such amounts from the prior Distribution Dates (and accrued interest thereon at the then applicable Interest Rate, without giving effect to the related Available Funds Cap). The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Carryover Amount.

Step-up Coupon:
If the Optional Redemption is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margins on each of the Class A Certificates (excluding the Class II-A-5 Certificates) will increase to 2.0 times their related initial margin and the margins on each of the Class M Certificates will increase to 1.5 times their related initial margins.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Principal Payment Amount:
The Principal Payment Amount for any Distribution Date and for any Mortgage Loan Group will be the excess, if any, of (a) the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) the amount of any overcollateralization increase amount for such Distribution Date, over (b) the amount of any overcollateralization release amount, allocated between each Mortgage Loan Group based on the amount of principal received from each Mortgage Loan Group.

Senior Principal Payment Amount:
The Senior Principal Payment Amount for any Mortgage Loan Group is an amount equal to the lesser of (1) the Principal Payment Amount for such Mortgage Loan Group and (2) the excess of (x) the aggregate principal balance of the related Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period over 0.50% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date.

Class M Principal Payment
Amount:
The lesser of (1) any remaining Principal Payment Amount from both Mortgage Loan Groups and (2) the excess of (x) the aggregate principal balance of all Certificates senior to the related class (for the purposes of the calculation of the Class M Principal Payment Amount, the Class M-1, Class M-2 and Class M-3 Certificates will have the same seniority, although the payment amount calculated will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates) and the principal balance of the related certificates immediately prior to such Distribution Date less the amount paid to classes senior to the related class for such Distribution Date over (y) the lesser of (A) the product of (i) 100% MINUS the related class Target Credit Enhancement Percentage (or “Optimal Principal Payment Amount Percentage”) and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the Due Period over 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class M-1, Class M-2 and Class M-3 Principal Payment Amount will be allocated sequentially to the Class M-1, Class M-2 and Class M-3 Certificates

Optimal Principal Payment Amount Percentage
Class	Percentage
A	65.30%
M-1, M-2 and M-3	81.30%
M-4	84.50%
M-5	87.60%
M-6	90.40%
M-7	93.10%
M-8	94.60%
M-9	95.90%
M-10	97.50%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Sensitivity Analysis
(To Call)

	PPC	50%	75%	100%	125%	150%
II-A-1	WAL	1.74	1.25	1.00	0.83	0.71
	Principal Window	1 - 42	1 - 28	1 - 22	1 - 19	1 - 16
II-A-2	WAL	3.99	2.64	2.00	1.70	1.45
	Principal Window	42 - 57	28 - 36	22 - 27	19 - 22	16 - 20
II-A-3	WAL	7.67	5.05	3.44	2.29	1.92
	Principal Window	57 - 151	36 - 100	27 - 72	22 - 36	20 - 29
II-A-4	WAL	12.56	8.31	5.98	4.48	2.60
	Principal Window	151 - 151	100 - 100	72 - 72	36 - 56	29 - 34
II-A-5	WAL	8.34	5.48	3.99	2.44	1.98
	Principal Window	95 - 105	63 - 69	46 - 51	29 - 30	24 - 24
M-1	WAL	5.34	3.60	3.52	3.87	3.51
	Principal Window	49 - 83	37 - 55	40 - 45	44 - 50	34 - 44
M-2	WAL	9.05	5.94	4.38	4.43	3.64
	Principal Window	83 - 144	55 - 95	45 - 69	50 - 56	44 - 44
M-3	WAL	12.53	8.28	5.96	4.64	3.64
	Principal Window	144 - 151	95 - 100	69 - 72	56 - 56	44 - 44
M-4	WAL	8.30	5.49	4.27	3.84	3.62
	Principal Window	49 - 151	37 - 100	39 - 72	42 - 56	43 - 44
M-5	WAL	8.30	5.49	4.24	3.76	3.47
	Principal Window	49 - 151	37 - 100	39 - 72	41 - 56	40 - 44
M-6	WAL	8.30	5.49	4.22	3.69	3.35
	Principal Window	49 - 151	37 - 100	38 - 72	40 - 56	39 - 44
M-7	WAL	8.30	5.49	4.21	3.64	3.26
	Principal Window	49 - 151	37 - 100	38 - 72	39 - 56	37 - 44
M-8	WAL	8.30	5.49	4.20	3.60	3.20
	Principal Window	49 - 151	37 - 100	37 - 72	38 - 56	37 - 44
M-9	WAL	8.23	5.44	4.15	3.56	3.13
	Principal Window	49 - 151	37 - 100	37 - 72	38 - 56	36 - 44

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Sensitivity Analysis
(To Maturity)

	PPC	50%	75%	100%	125%	150%
II-A-1	WAL	1.74	1.25	1.00	0.83	0.71
	Principal Window	1 - 42	1 - 28	1 - 22	1 - 19	1 - 16
II-A-2	WAL	3.99	2.64	2.00	1.70	1.45
	Principal Window	42 - 57	28 - 36	22 - 27	19 - 22	16 - 20
II-A-3	WAL	7.67	5.05	3.44	2.29	1.92
	Principal Window	57 - 151	36 - 100	27 - 73	22 - 36	20 - 29
II-A-4	WAL	16.93	11.49	8.41	6.28	2.60
	Principal Window	151 - 312	100 - 222	73 - 166	36 - 128	29 - 34
II-A-5	WAL	8.34	5.48	3.99	2.44	1.98
	Principal Window	95 - 105	63 - 69	46 - 51	29 - 30	24 - 24
M-1	WAL	5.34	3.60	3.52	3.87	3.88
	Principal Window	49 - 83	37 - 55	40 - 45	44 - 50	34 - 54
M-2	WAL	9.05	5.94	4.38	4.44	5.08
	Principal Window	83 - 144	55 - 95	45 - 69	50 - 58	54 - 71
M-3	WAL	16.01	10.74	7.81	6.03	6.79
	Principal Window	144 - 262	95 - 179	69 - 133	58 - 102	71 - 100
M-4	WAL	8.99	5.98	4.64	4.10	3.85
	Principal Window	49 - 227	37 - 155	39 - 112	42 - 86	43 - 68
M-5	WAL	8.92	5.93	4.57	4.00	3.66
	Principal Window	49 - 217	37 - 147	39 - 107	41 - 82	40 - 65
M-6	WAL	8.83	5.86	4.50	3.90	3.51
	Principal Window	49 - 203	37 - 137	38 - 100	40 - 77	39 - 60
M-7	WAL	8.69	5.75	4.41	3.78	3.37
	Principal Window	49 - 188	37 - 127	38 - 92	39 - 71	37 - 56
M-8	WAL	8.50	5.61	4.29	3.66	3.25
	Principal Window	49 - 171	37 - 113	37 - 82	38 - 63	37 - 50
M-9	WAL	8.25	5.44	4.16	3.56	3.13
	Principal Window	49 - 156	37 - 103	37 - 75	38 - 57	36 - 45

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Effective Maximum Interest Rate Table for the Group II Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)
1	10.32%	10.32%	10.32%	37	9.39%	9.90%	24.05%
2	7.57%	7.57%	21.97%	38	9.69%	10.22%	24.29%
3	7.32%	7.32%	21.80%	39	9.37%	9.89%	24.02%
4	7.32%	7.32%	21.69%	40	9.38%	10.37%	24.49%
5	7.94%	8.10%	21.84%	41	10.31%	11.66%	25.55%
6	7.31%	7.31%	21.42%	42	9.37%	10.52%	24.62%
7	7.56%	7.56%	22.00%	43	9.68%	10.86%	24.89%
8	7.31%	7.31%	21.90%	44	9.36%	10.50%	24.59%
9	7.55%	7.55%	21.98%	45	9.66%	10.83%	19.34%
10	7.31%	7.31%	21.87%	46	9.35%	10.75%	19.37%
11	7.31%	7.31%	21.85%	47	9.34%	10.83%	19.56%
12	7.56%	7.56%	21.94%	48	9.65%	11.18%	20.01%
13	7.32%	7.32%	21.83%	49	9.33%	10.81%	19.75%
14	7.56%	7.56%	21.92%	50	9.63%	11.15%	20.19%
15	7.32%	7.32%	21.80%	51	9.31%	10.78%	19.92%
16	7.32%	7.32%	21.78%	52	9.30%	10.78%	20.02%
17	7.82%	7.82%	22.01%	53	10.29%	11.93%	21.26%
18	7.32%	7.32%	21.76%	54	9.29%	10.76%	20.19%
19	7.57%	7.57%	21.87%	55	9.59%	11.11%	20.62%
20	7.32%	7.32%	21.74%	56	9.27%	10.74%	20.34%
21	7.57%	7.57%	21.84%	57	9.57%	11.08%	20.77%
22	8.20%	8.20%	22.56%	58	9.26%	10.72%	20.49%
23	8.61%	8.61%	22.95%	59	9.27%	10.73%	20.58%
24	8.88%	8.88%	23.10%	60	9.57%	11.07%	21.01%
25	8.58%	8.58%	22.88%	61	9.25%	10.70%	20.71%
26	8.85%	8.86%	23.04%	62	9.55%	11.05%	21.13%
27	8.56%	8.57%	22.83%	63	9.23%	10.68%	20.84%
28	9.04%	9.05%	23.31%	64	9.23%	10.67%	20.90%
29	10.04%	10.20%	24.15%	65	9.86%	11.39%	21.70%
30	9.16%	9.21%	23.44%	66	9.22%	10.65%	21.02%
31	9.46%	9.52%	23.66%	67	9.51%	10.99%	21.43%
32	9.15%	9.22%	23.42%	68	9.20%	10.62%	21.12%
33	9.46%	9.52%	23.64%	69	9.50%	10.96%	21.53%
34	9.35%	9.72%	23.91%	70	9.18%	10.60%	21.23%
35	9.40%	9.91%	24.08%	71	9.18%	10.59%	21.28%
36	9.71%	10.24%	24.32%	72	9.47%	10.93%	21.68%

1. Assumes one-month LIBOR remains constant at 5.3456%, six-month LIBOR and one-year LIBOR remain constant at 5.3972%, the cashflows are run to the Optional Redemption at the pricing speed, and Net Derivative Payments paid are taken into account.

2. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed.
3. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Net Derivative Payments are received or paid as scheduled and applied.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Effective Maximum Interest Rate Table for the Floating Rate Class M Certificates

Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)	Period	Scenario (1) (%)	Scenario (2) (%)	Scenario (3) (%)
1	10.37%	10.37%	10.37%	37	9.62%	10.27%	24.42%
2	7.60%	7.60%	22.01%	38	9.94%	10.60%	24.67%
3	7.35%	7.35%	21.83%	39	9.61%	10.25%	24.39%
4	7.35%	7.35%	21.73%	40	9.62%	10.63%	24.76%
5	7.98%	8.14%	21.88%	41	10.58%	12.11%	26.00%
6	7.35%	7.35%	21.45%	42	9.61%	10.92%	25.03%
7	7.59%	7.59%	22.04%	43	9.93%	11.28%	25.31%
8	7.35%	7.35%	21.93%	44	9.60%	10.91%	24.99%
9	7.59%	7.59%	22.01%	45	9.91%	11.26%	19.77%
10	7.35%	7.35%	21.91%	46	9.59%	11.10%	19.72%
11	7.35%	7.35%	21.89%	47	9.59%	11.24%	19.97%
12	7.60%	7.60%	21.98%	48	9.90%	11.61%	20.44%
13	7.35%	7.35%	21.87%	49	9.57%	11.22%	20.16%
14	7.60%	7.60%	21.96%	50	9.89%	11.58%	20.63%
15	7.35%	7.35%	21.84%	51	9.56%	11.20%	20.34%
16	7.35%	7.35%	21.82%	52	9.55%	11.20%	20.44%
17	7.86%	7.86%	22.05%	53	10.57%	12.40%	21.73%
18	7.36%	7.36%	21.80%	54	9.54%	11.19%	20.61%
19	7.60%	7.60%	21.91%	55	9.85%	11.55%	21.07%
20	7.36%	7.36%	21.77%	56	9.53%	11.17%	20.77%
21	7.60%	7.61%	21.88%	57	9.84%	11.53%	21.22%
22	8.06%	8.06%	22.43%	58	9.52%	11.16%	20.93%
23	8.90%	8.90%	23.25%	59	9.53%	11.16%	21.02%
24	9.18%	9.18%	23.40%	60	9.84%	11.52%	21.46%
25	8.87%	8.87%	23.17%	61	9.51%	11.14%	21.15%
26	9.15%	9.15%	23.34%	62	9.82%	11.50%	21.59%
27	8.85%	8.85%	23.12%	63	9.50%	11.12%	21.28%
28	9.21%	9.23%	23.48%	64	9.49%	11.11%	21.34%
29	10.35%	10.55%	24.50%	65	10.14%	11.87%	22.17%
30	9.43%	9.53%	23.76%	66	9.48%	11.09%	21.46%
31	9.75%	9.85%	23.98%	67	9.79%	11.45%	21.89%
32	9.44%	9.54%	23.74%	68	9.47%	11.07%	21.57%
33	9.75%	9.85%	23.97%	69	9.78%	11.42%	21.99%
34	9.59%	9.95%	24.13%	70	9.46%	11.05%	21.68%
35	9.63%	10.27%	24.45%	71	9.45%	11.04%	21.73%
36	9.95%	10.62%	24.70%	72	9.76%	11.40%	22.15%

1. Assumes one-month LIBOR remains constant at 5.3456%, six-month LIBOR and one-year LIBOR remain constant at 5.3972%, the cashflows are run to the Optional Redemption at the pricing speed, and Net Derivative Payments paid are taken into account.

2. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00% and the cashflows are run to the Optional Redemption at the pricing speed.
3. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR increase instantaneously to 20.00%, the cashflows are run to the Optional Redemption at the pricing speed and Net Derivative Payments are received or paid as scheduled and applied.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Excess Spread

	Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)	6m LIBOR 1y LIBOR (%)		Excess Spread (%)(1)(3)	Excess Spread (%)(2)(3)	1m LIBOR (%)	6m LIBOR 1y LIBOR (%)
1	3.63%	3.63%	5.3456	5.3972	37	4.59%	4.57%	5.0717	5.1518
2	2.37%	2.37%	5.3626	5.3867	38	4.64%	4.61%	5.0893	5.1587
3	2.35%	2.35%	5.3580	5.3653	39	4.55%	4.52%	5.1002	5.1658
4	2.35%	2.35%	5.3505	5.3303	40	4.57%	4.55%	5.0995	5.1720
5	2.38%	2.38%	5.3207	5.3008	41	4.89%	4.88%	5.1089	5.1798
6	2.34%	2.35%	5.2840	5.2666	42	4.57%	4.57%	5.1117	5.1869
7	2.35%	2.36%	5.2848	5.2249	43	4.68%	4.67%	5.1125	5.1959
8	2.33%	2.34%	5.2353	5.1826	44	4.57%	4.56%	5.1288	5.2043
9	2.35%	2.36%	5.1675	5.1451	45	4.61%	4.67%	5.1399	5.2176
10	2.32%	2.34%	5.1675	5.1111	46	4.44%	4.52%	5.1406	5.2322
11	2.32%	2.35%	5.1125	5.0772	47	4.41%	4.50%	5.1536	5.2453
12	2.35%	2.38%	5.0421	5.0523	48	4.54%	4.61%	5.1626	5.2587
13	2.31%	2.36%	5.0403	5.0368	49	4.30%	4.39%	5.1626	5.2671
14	2.34%	2.40%	5.0071	5.0236	50	4.43%	4.47%	5.2033	5.2755
15	2.30%	2.37%	4.9709	5.0159	51	4.19%	4.21%	5.2265	5.2765
16	2.30%	2.37%	4.9696	5.0164	52	4.18%	4.22%	5.2257	5.2737
17	2.38%	2.46%	4.9640	5.0176	53	4.73%	4.76%	5.2272	5.2729
18	2.30%	2.38%	4.9577	5.0202	54	4.18%	4.23%	5.2148	5.2685
19	2.34%	2.43%	4.9560	5.0252	55	4.36%	4.42%	5.2104	5.2704
20	2.29%	2.38%	4.9643	5.0311	56	4.18%	4.24%	5.2104	5.2737
21	2.34%	2.43%	4.9736	5.0391	57	4.36%	4.42%	5.2100	5.2757
22	3.00%	3.10%	4.9730	5.0449	58	4.18%	4.24%	5.2112	5.2789
23	3.86%	3.97%	4.9810	5.0509	59	4.19%	4.26%	5.2093	5.2811
24	3.91%	4.02%	4.9893	5.0582	60	4.38%	4.43%	5.2216	5.2841
25	3.81%	3.94%	4.9890	5.0655	61	4.20%	4.24%	5.2274	5.2872
26	3.87%	4.00%	5.0045	5.0717	62	4.38%	4.42%	5.2262	5.2914
27	3.79%	3.92%	5.0139	5.0772	63	4.20%	4.25%	5.2270	5.2951
28	4.16%	4.26%	5.0135	5.0845	64	4.20%	4.26%	5.2270	5.2992
29	4.64%	4.65%	5.0218	5.0919	65	4.57%	4.62%	5.2262	5.3032
30	4.39%	4.42%	5.0289	5.0996	66	4.21%	4.25%	5.2420	5.3074
31	4.48%	4.50%	5.0278	5.1058	67	4.39%	4.43%	5.2505	5.3163
32	4.39%	4.42%	5.0404	5.1133	68	4.21%	4.25%	5.2494	5.3236
33	4.49%	4.50%	5.0530	5.1224	69	4.40%	4.43%	5.2501	5.3339
34	4.55%	4.53%	5.0530	5.1300	70	4.22%	4.27%	5.2501	5.3440
35	4.59%	4.57%	5.0641	5.1368	71	4.22%	4.29%	5.2497	5.3522
36	4.69%	4.66%	5.0713	5.1457	72	4.41%	4.43%	5.2865	5.3616

1. Assumes one-month LIBOR remains constant at 5.3456%, six-month LIBOR and one-year LIBOR remain constant at 5.3972% and the cashflows are run to the Optional Redemption at the pricing speed.
2. Assumes one-month LIBOR, six-month LIBOR and one-year LIBOR are equal to the forward curve provided and the cashflows are run to the Optional Redemption at the pricing speed
3. Reflects the effect of Net Derivative Payments, either paid or received.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Interest Rate Swap Schedule

Aggregate Interest Rate Swap Schedule
Period	Accrual Start	Accrual End	Swap Notional ($)

1	10/25/2006	11/25/2006	0.00
2	11/25/2006	12/25/2006	1,309,405,985.00
3	12/25/2006	1/25/2007	1,287,047,986.00
4	1/25/2007	2/25/2007	1,260,634,743.00
5	2/25/2007	3/25/2007	1,230,203,175.00
6	3/25/2007	4/25/2007	1,195,831,303.00
7	4/25/2007	5/25/2007	1,157,639,625.00
8	5/25/2007	6/25/2007	1,115,792,600.00
9	6/25/2007	7/25/2007	1,070,502,101.00
10	7/25/2007	8/25/2007	1,022,024,354.00
11	8/25/2007	9/25/2007	973,189,018.00
12	9/25/2007	10/25/2007	926,590,555.00
13	10/25/2007	11/25/2007	882,237,170.00
14	11/25/2007	12/25/2007	840,019,167.00
15	12/25/2007	1/25/2008	799,833,544.00
16	1/25/2008	2/25/2008	761,621,380.00
17	2/25/2008	3/25/2008	725,289,611.00
18	3/25/2008	4/25/2008	690,693,786.00
19	4/25/2008	5/25/2008	657,721,476.00
20	5/25/2008	6/25/2008	626,294,109.00
21	6/25/2008	7/25/2008	583,879,187.00
22	7/25/2008	8/25/2008	533,425,502.00
23	8/25/2008	9/25/2008	487,906,256.00
24	9/25/2008	10/25/2008	446,817,181.00
25	10/25/2008	11/25/2008	409,676,596.00
26	11/25/2008	12/25/2008	381,734,954.00
27	12/25/2008	1/25/2009	361,191,975.00
28	1/25/2009	2/25/2009	341,775,050.00
29	2/25/2009	3/25/2009	322,939,745.00
30	3/25/2009	4/25/2009	303,418,389.00
31	4/25/2009	5/25/2009	285,193,516.00
32	5/25/2009	6/25/2009	268,168,866.00
33	6/25/2009	7/25/2009	252,256,186.00
34	7/25/2009	8/25/2009	237,376,241.00
35	8/25/2009	9/25/2009	223,454,156.00
36	9/25/2009	10/25/2009	210,595,698.00
37	10/25/2009	11/25/2009	199,169,092.00
38	11/25/2009	12/25/2009	188,375,471.00
39	12/25/2009	1/25/2010	178,179,134.00
40	1/25/2010	2/25/2010	168,546,423.00
41	2/25/2010	3/25/2010	159,445,714.00
42	3/25/2010	4/25/2010	150,847,022.00
43	4/25/2010	5/25/2010	142,722,079.00
44	5/25/2010	6/25/2010	135,044,288.00
45	6/25/2010	7/25/2010	0.00

The Accrual Period for the Interest Rate Swap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All payment dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period, floating rate payments will be determined using the Act/360 day-count convention, and fixed rate payments will be determined using the 30/360 day count convention.

The Distribution Date for the Interest Rate Swap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

Interest Rate Cap Schedule

Aggregate Interest Rate Cap Schedule				Aggregate Interest Rate Cap Schedule
Period	Accrual Start	Accrual End	Cap Notional ($)	Period	Accrual Start	Accrual End	Cap Notional ($)

1	10/25/2006	11/25/2006	0.00	44	5/25/2010	6/25/2010	211,856,351.00
2	11/25/2006	12/25/2006	0.00	45	6/25/2010	7/25/2010	207,714,902.00
3	12/25/2006	1/25/2007	0.00	46	7/25/2010	8/25/2010	203,553,740.00
4	1/25/2007	2/25/2007	0.00	47	8/25/2010	9/25/2010	199,382,492.00
5	2/25/2007	3/25/2007	0.00	48	9/25/2010	10/25/2010	195,209,881.00
6	3/25/2007	4/25/2007	0.00	49	10/25/2010	11/25/2010	191,043,852.00
7	4/25/2007	5/25/2007	58,908,077.00	50	11/25/2010	12/25/2010	186,891,648.00
8	5/25/2007	6/25/2007	73,281,410.00	51	12/25/2010	1/25/2011	182,759,837.00
9	6/25/2007	7/25/2007	88,733,632.00	52	1/25/2011	2/25/2011	178,654,362.00
10	7/25/2007	8/25/2007	105,123,160.00	53	2/25/2011	3/25/2011	174,580,585.00
11	8/25/2007	9/25/2007	121,244,581.00	54	3/25/2011	4/25/2011	170,543,331.00
12	9/25/2007	10/25/2007	136,021,509.00	55	4/25/2011	5/25/2011	166,546,920.00
13	10/25/2007	11/25/2007	149,479,036.00	56	5/25/2011	6/25/2011	162,595,214.00
14	11/25/2007	12/25/2007	161,699,497.00	57	6/25/2011	7/25/2011	158,691,648.00
15	12/25/2007	1/25/2008	172,761,099.00	58	7/25/2011	8/25/2011	154,839,249.00
16	1/25/2008	2/25/2008	182,724,508.00	59	8/25/2011	9/25/2011	151,029,202.00
17	2/25/2008	3/25/2008	191,661,505.00	60	9/25/2011	10/25/2011	147,275,414.00
18	3/25/2008	4/25/2008	199,656,276.00	61	10/25/2011	11/25/2011	143,580,265.00
19	4/25/2008	5/25/2008	206,780,572.00	62	11/25/2011	12/25/2011	139,945,470.00
20	5/25/2008	6/25/2008	213,089,652.00	63	12/25/2011	1/25/2012	136,372,478.00
21	6/25/2008	7/25/2008	223,596,967.00	64	1/25/2012	2/25/2012	132,862,492.00
22	7/25/2008	8/25/2008	236,585,092.00	65	2/25/2012	3/25/2012	129,416,502.00
23	8/25/2008	9/25/2008	246,562,366.00	66	3/25/2012	4/25/2012	126,035,301.00
24	9/25/2008	10/25/2008	253,938,304.00	67	4/25/2012	5/25/2012	122,719,423.00
25	10/25/2008	11/25/2008	259,059,518.00	68	5/25/2012	6/25/2012	119,469,269.00
26	11/25/2008	12/25/2008	260,952,650.00	69	6/25/2012	7/25/2012	116,285,083.00
27	12/25/2008	1/25/2009	260,577,539.00	70	7/25/2012	8/25/2012	113,166,959.00
28	1/25/2009	2/25/2009	259,764,050.00	71	8/25/2012	9/25/2012	110,114,865.00
29	2/25/2009	3/25/2009	258,700,287.00	72	9/25/2012	10/25/2012	107,128,639.00
30	3/25/2009	4/25/2009	257,744,973.00	73	10/25/2012	11/25/2012	104,208,013.00
31	4/25/2009	5/25/2009	256,250,306.00	74	11/25/2012	12/25/2012	101,352,616.00
32	5/25/2009	6/25/2009	254,282,822.00	75	12/25/2012	1/25/2013	98,561,992.00
33	6/25/2009	7/25/2009	251,902,305.00	76	1/25/2013	2/25/2013	95,835,601.00
34	7/25/2009	8/25/2009	249,162,485.00	77	2/25/2013	3/25/2013	93,172,830.00
35	8/25/2009	9/25/2009	246,113,074.00	78	3/25/2013	4/25/2013	90,573,002.00
36	9/25/2009	10/25/2009	242,799,533.00	79	4/25/2013	5/25/2013	88,035,381.00
37	10/25/2009	11/25/2009	239,283,713.00	80	5/25/2013	6/25/2013	85,559,181.00
38	11/25/2009	12/25/2009	235,632,895.00	81	6/25/2013	7/25/2013	83,143,568.00
39	12/25/2009	1/25/2010	231,866,009.00	82	7/25/2013	8/25/2013	80,787,669.00
40	1/25/2010	2/25/2010	228,000,510.00	83	8/25/2013	9/25/2013	78,490,580.00
41	2/25/2010	3/25/2010	224,052,680.00	84	9/25/2013	10/25/2013	76,251,361.00
42	3/25/2010	4/25/2010	220,037,209.00	85	10/25/2013	11/25/2013	74,069,052.00
43	4/25/2010	5/25/2010	215,967,604.00	86	11/25/2013	12/25/2013	0.00

The Accrual Period for the Interest Rate Cap starts and includes the Accrual Start date and ends on but excludes the Accrual End date. All dates are subject to the modified business day convention. One-month LIBOR is observed two days prior to the start of each Accrual Period and payments will be determined using the Act/360 day-count convention.

The Distribution Date for the Interest Rate Cap is one business day prior to the end of each accrual period.

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HASCO 2006-HE1

BREAKEVEN LOSSES

	Static LIBOR		Forward LIBOR
Class	CDR	Cum. Loss	CDR	Cum. Loss
M-1	23.89%	18.16%	23.95%	18.19%
M-2	19.26%	15.63%	19.33%	15.67%
M-3	16.66%	14.06%	16.74%	14.11%
M-4	14.50%	12.65%	14.58%	12.70%
M-5	12.53%	11.28%	12.61%	11.34%
M-6	10.83%	10.03%	10.92%	10.10%
M-7	9.23%	8.78%	9.32%	8.86%
M-8	8.34%	8.06%	8.43%	8.14%
M-9	7.54%	7.39%	7.63%	7.47%
M-10	6.80%	6.76%	6.88%	6.83%

100% Prepayment Speed
40% Severity
Triggers Failing
to Maturity
Breakeven loss represents CDR which results in first dollar of principal loss
12 mos. lag
P&I advanced at 100%

Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission, because they contain important information. This document does not contain all information that is required to be included in the base prospectus and prospectus supplement. Investors can obtain the prospectus supplement and other relevant documents filed or to be filed with the Commission, free of charge at www.sec.gov.

HSBC
HASCO 2006-HE1
Aggregate Loans (All Collateral)

Summary Statistics (as of the Sample Pool Calculation Date)

Aggregate Principal Balance: $1,361,755,543.24
Number of Mortgage Loans: 6,551
Average Principal Balance: $207,869.87
Aggregate Principal Balance (Fixed Rate): $341,150,093.35
Aggregate Principal Balance (Adjustable Rate): $1,020,605,449.89
% Fixed Rate Mortgages: 25.05%
% Adjustable Rate Mortgages: 74.95%
Weighted Average Current Mortgage Rate: 8.122%
Non-zero Weighted Average Credit Score: 633
Weighted Average Original LTV: 79.81%
Weighted Average Original Combined LTV: 88.38%
Non-zero Weighted Average Debt Ratio: 42.03
Weighted Average Stated Remaining Term: 358
Weighted Average Stated Original Term: 359
Weighted Average Months to Roll: 31
Weighted Average Margin: 6.526%
Weighted Average Initial Rate Cap: 2.725%
Weighted Average Periodic Rate Cap: 1.149%
Weighted Average Maximum Rate: 14.691%
Weighted Average Minimum Rate: 8.026%
% Second Lien: 4.88%
% Silent & Simultaneous Seconds: 43.77%
% California Loans: 33.89%

Product Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
10 Year Fixed	1	219,885	0.02	219,885	7.5	39.13	39.13	602	34.08
15 Year Fixed	43	4,039,988	0.3	93,953	8.196	74.49	74.81	613	38.94
20 Year Fixed	1	89,547	0.01	89,547	10.45	54.22	54.22	525	25.98
30 Year Fixed	935	172,413,425	12.66	184,399	7.701	75.31	77.91	633	39.04
40 Year Fixed	122	29,889,439	2.19	244,995	7.517	78.12	79.43	630	42.07
30 Year Fixed 5 Year Interest Only	61	19,755,673	1.45	323,863	7.068	78.74	80.46	646	44.13
30 Year Fixed 10 Year Interest Only	16	4,081,222	0.3	255,076	7.085	76.83	84.92	667	38.45
15/30 Year Fixed (Balloon)	876	63,519,793	4.66	72,511	10.827	99.61	99.61	670	43.51
30/40 Year Fixed (Balloon)	163	37,765,270	2.77	231,689	7.836	78.28	85.14	630	43.39
30/50 Year Fixed (Balloon)	30	9,375,851	0.69	312,528	7.697	77.09	83.52	632	41.87
ARM 30 Year	23	5,102,874	0.37	221,864	8.76	79.84	82.94	588	40.76
2/28 ARM	1,639	295,699,916	21.71	180,415	8.674	79.56	87.41	610	41.09
2/38 ARM - 40 Year	285	60,972,194	4.48	213,938	8.709	79.22	83.21	593	42.35
2/28 ARM 2 Year Interest Only	21	5,768,017	0.42	274,667	7.1	84.18	95.51	655	38.81
2/28 ARM 5 Year Interest Only	531	142,243,967	10.45	267,879	7.725	79.49	89.9	641	41.17
2/28 ARM 10 Year Interest Only	15	4,913,243	0.36	327,550	7.565	81.69	96.83	646	42.31
3/27 ARM	67	13,313,073	0.98	198,703	8.143	79.68	86	624	42.16
3/37 ARM - 40 Year	7	1,544,107	0.11	220,587	8.008	76.22	76.22	572	46.6
3/27 ARM 3 Year Interest Only	3	707,600	0.05	235,867	6.672	80	100	634	39.97
3/27 ARM 5 Year Interest Only	27	7,329,689	0.54	271,470	7.63	83.77	90.09	633	40.31
3/27 ARM 10 Year Interest Only	3	609,520	0.04	203,173	7.689	77.58	89.7	667	31.96
5/25 ARM	21	5,265,898	0.39	250,757	8.444	78.76	81.72	610	41.92
5/35 ARM - 40 Year	4	1,622,666	0.12	405,666	7.318	83.09	83.09	621	49.58
5/25 ARM 5 Year Interest Only	3	685,800	0.05	228,600	7.423	78.83	78.83	632	34.98
10/20 ARM	44	11,329,387	0.83	257,486	7.147	78.63	91.4	694	44.2
10/20 ARM 5 Year Interest Only	3	1,002,800	0.07	334,267	7.813	80	100	703	38.42
10/20 ARM 10 Year Interest Only	120	41,675,033	3.06	347,292	6.651	77.87	87.6	719	39.32
10/1 ARM	1	175,738	0.01	175,738	7.5	80	100	763	44.18
10/1 ARM 10 Year Interest Only	4	1,140,640	0.08	285,160	6.855	80	100	745	43.73
30/40 Year ARM 2/28 (Balloon)	1,021	276,042,137	20.27	270,364	7.994	79.5	93.23	631	44.01
30/40 Year ARM 3/27 (Balloon)	33	8,216,772	0.6	248,993	7.637	79.2	92.68	643	43.45
30/40 Year ARM 5/25 (Balloon)	5	1,615,420	0.12	323,084	6.975	78.4	92.85	658	45.07
30/40 Year ARM 10/20 (Balloon)	75	21,942,478	1.61	292,566	7.219	80.36	95.93	706	42.18
30/50 Year ARM 2/28 (Balloon)	321	103,544,047	7.6	322,567	7.802	79.74	93.88	638	44.65
30/50 Year ARM 3/27 (Balloon)	7	2,298,005	0.17	328,286	8.05	78.92	88.2	623	42.15
30/50 Year ARM 5/25 (Balloon)	1	151,956	0.01	151,956	7.67	86.36	86.36	632	47.26
30/50 Year ARM 10/20 (Balloon)	19	5,692,472	0.42	299,604	7.169	80.38	94.25	704	46.27
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
5.000 - 5.499	3	1,072,700	0.08	357,567	5.322	71.85	77.07	653	40.77
5.500 - 5.999	33	12,952,644	0.95	392,504	5.802	72.36	80.38	696	40.7
6.000 - 6.499	239	79,927,317	5.87	334,424	6.229	73.45	79	689	40.67
6.500 - 6.999	570	175,105,865	12.86	307,203	6.785	77.68	86.81	661	42.6
7.000 - 7.499	620	167,091,837	12.27	269,503	7.248	78.32	88.83	645	41.89
7.500 - 7.999	1,207	291,052,921	21.37	241,137	7.752	78.76	89.42	637	42.36
8.000 - 8.499	797	171,210,848	12.57	214,819	8.251	78.6	89.23	621	42.36
8.500 - 8.999	924	180,008,481	13.22	194,814	8.747	80.49	89.51	615	41.82
9.000 - 9.499	529	91,443,819	6.72	172,862	9.226	80.65	87.61	601	42.14
9.500 - 9.999	507	80,041,104	5.88	157,872	9.735	83.54	88.05	591	41.17
10.000 - 10.499	257	34,358,549	2.52	133,691	10.197	85.32	89.06	597	41.88
10.500 - 10.999	386	39,430,382	2.9	102,151	10.761	91.16	92.96	621	41.54
11.000 - 11.499	225	19,318,827	1.42	85,861	11.188	94.96	95.27	634	42.3
11.500 - 11.999	137	10,540,662	0.77	76,939	11.733	95.76	96.83	623	42.39
12.000 - 12.499	68	4,943,051	0.36	72,692	12.24	98.26	98.5	630	43.03
12.500 - 12.999	47	3,143,359	0.23	66,880	12.62	99.51	99.51	650	45.34
13.000 - 13.499	1	60,958	0	60,958	13	100	100	678	33.26
13.500 - 13.999	1	52,219	0	52,219	13.625	95	95	629	20.96
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Weighted Average Gross Mortgage Rate (%): 8.122
Minimum Gross Mortgage Rate (%): 5.250
Maximum Gross Mortgage Rate (%): 13.625
Standard Deviation Gross Mortgage Rate (%): 1.446

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 50,000.00	277	10,512,045	0.77	37,950	10.567	94.18	94.73	649	40.6
50,000.01 - 100,000.00	1,310	100,342,598	7.37	76,597	9.712	85.76	91.31	628	39.32
100,000.01 - 150,000.00	1,233	153,605,546	11.28	124,579	8.786	80.84	88.46	620	40.6
150,000.01 - 200,000.00	977	171,561,401	12.6	175,600	8.235	78.1	86.32	621	40.96
200,000.01 - 250,000.00	700	157,460,321	11.56	224,943	8.065	78.27	87.3	624	41.89
250,000.01 - 300,000.00	639	175,225,241	12.87	274,218	7.949	78.98	88.64	630	42.69
300,000.01 - 350,000.00	424	137,261,736	10.08	323,731	7.781	78.87	88.14	635	43.05
350,000.01 - 400,000.00	331	124,179,613	9.12	375,165	7.809	80.11	91.18	646	42.95
400,000.01 - 450,000.00	232	98,736,434	7.25	425,588	7.626	78.31	87.52	641	43.37
450,000.01 - 500,000.00	192	91,325,093	6.71	475,652	7.616	79.91	88.97	650	43.37
500,000.01 - 550,000.00	102	53,550,380	3.93	525,004	7.508	80.02	88.51	653	43.03
550,000.01 - 600,000.00	57	32,814,594	2.41	575,695	7.569	80.48	87.68	645	43.09
600,000.01 - 650,000.00	29	18,245,864	1.34	629,168	7.616	79.23	89.39	660	44.39
650,000.01 - 700,000.00	14	9,553,266	0.7	682,376	7.669	80.66	88.92	646	40.26
700,000.01 - 750,000.00	13	9,387,176	0.69	722,090	7.287	80.7	82.23	641	44.22
750,000.01 - 800,000.00	8	6,254,525	0.46	781,816	7.389	81.54	83.37	661	44.58
800,000.01 - 850,000.00	5	4,200,724	0.31	840,145	7.546	79.8	87.02	631	39.07
850,000.01 - 900,000.00	2	1,759,279	0.13	879,639	6.87	71.54	81.53	666	41.32
900,000.01 - 950,000.00	3	2,785,809	0.2	928,603	7.689	74.87	74.87	616	39.08
950,000.01 - 1,000,000.00	3	2,993,898	0.22	997,966	6.959	74.36	74.36	641	28.95
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Average Cut-off Date Principal Balance ($): 207,869.87
Minimum Cut-off Date Principal Balance ($): 14,975.04
Maximum Cut-off Date Principal Balance ($): 999,206.94
Standard Deviation Cut-off Date Principal Balance ($): 136,977.79

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 50,000.00	271	10,215,925	0.75	37,697	10.613	95.44	96	650	40.95
50,000.01 - 100,000.00	1,314	100,438,865	7.38	76,437	9.714	85.71	91.23	627	39.27
100,000.01 - 150,000.00	1,233	153,505,723	11.27	124,498	8.787	80.82	88.47	620	40.6
150,000.01 - 200,000.00	978	171,695,703	12.61	175,558	8.234	78.1	86.31	621	40.97
200,000.01 - 250,000.00	701	157,625,697	11.58	224,858	8.065	78.28	87.29	624	41.89
250,000.01 - 300,000.00	636	174,326,309	12.8	274,098	7.948	79	88.71	630	42.75
300,000.01 - 350,000.00	426	137,810,731	10.12	323,499	7.783	78.82	88.05	635	42.99
350,000.01 - 400,000.00	332	124,529,551	9.14	375,089	7.808	80.13	91.17	646	42.93
400,000.01 - 450,000.00	232	98,736,434	7.25	425,588	7.626	78.31	87.52	641	43.37
450,000.01 - 500,000.00	192	91,325,093	6.71	475,652	7.616	79.91	88.97	650	43.37
500,000.01 - 550,000.00	102	53,550,380	3.93	525,004	7.508	80.02	88.51	653	43.03
550,000.01 - 600,000.00	57	32,814,594	2.41	575,695	7.569	80.48	87.68	645	43.09
600,000.01 - 650,000.00	29	18,245,864	1.34	629,168	7.616	79.23	89.39	660	44.39
650,000.01 - 700,000.00	14	9,553,266	0.7	682,376	7.669	80.66	88.92	646	40.26
700,000.01 - 750,000.00	13	9,387,176	0.69	722,090	7.287	80.7	82.23	641	44.22
750,000.01 - 800,000.00	8	6,254,525	0.46	781,816	7.389	81.54	83.37	661	44.58
800,000.01 - 850,000.00	5	4,200,724	0.31	840,145	7.546	79.8	87.02	631	39.07
850,000.01 - 900,000.00	2	1,759,279	0.13	879,639	6.87	71.54	81.53	666	41.32
900,000.01 - 950,000.00	3	2,785,809	0.2	928,603	7.689	74.87	74.87	616	39.08
950,000.01 - 1,000,000.00	2	1,995,898	0.15	997,949	7.651	76.72	76.72	569	37.13
1,000,000.01 >=	1	998,000	0.07	998,000	5.575	69.66	69.66	786	12.58
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Average Orig Balance ($): 208,108.87
Minimum Orig Balance ($): 15,000.00
Maximum Orig Balance ($): 1,010,000.00
Standard Deviation Orig Balance ($): 137,103.75

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
111 - 120	1	219,885	0.02	219,885	7.5	39.13	39.13	602	34.08
171 - 180	919	67,559,781	4.96	73,514	10.669	98.11	98.13	666	43.23
231 - 240	1	89,547	0.01	89,547	10.45	54.22	54.22	525	25.98
341 - 350	36	7,905,519	0.58	219,598	7.402	82.19	92.51	644	39.22
351 - 360	5,176	1,191,952,406	87.53	230,284	7.969	78.84	88.32	633	41.95
361 >=	418	94,028,406	6.9	224,948	8.295	78.89	81.89	605	42.45
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Weighted Average Remaining Term: 358
Minimum Remaining Term: 118
Maximum Remaining Term: 479
Standard Deviation Remaining Term: 72

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
120	1	219,885	0.02	219,885	7.5	39.13	39.13	602	34.08
180	919	67,559,781	4.96	73,514	10.669	98.11	98.13	666	43.23
240	1	89,547	0.01	89,547	10.45	54.22	54.22	525	25.98
360	5,212	1,199,857,925	88.11	230,211	7.965	78.86	88.35	634	41.93
480	418	94,028,406	6.9	224,948	8.295	78.89	81.89	605	42.45
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Weighted Average Original Term: 359
Minimum Original Term: 120
Maximum Original Term: 480
Standard Deviation Original Term: 72

Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	27	3,135,018	0.23	116,112	8.214	24.58	27.94	597	38.62
30.01 - 35.00	20	2,670,037	0.2	133,502	7.907	33.41	33.41	616	35.6
35.01 - 40.00	37	6,117,944	0.45	165,350	7.925	37.39	38.13	610	35.76
40.01 - 45.00	35	5,981,069	0.44	170,888	7.616	42.86	45.02	608	38.25
45.01 - 50.00	74	13,031,221	0.96	176,098	7.653	47.83	48.33	622	36.81
50.01 - 55.00	76	16,155,907	1.19	212,578	7.514	52.64	52.64	615	39.4
55.01 - 60.00	119	26,349,787	1.93	221,427	7.551	58.06	58.43	613	38.96
60.01 - 65.00	170	37,056,849	2.72	217,981	7.822	62.96	62.96	598	40.65
65.01 - 70.00	265	60,011,375	4.41	226,458	7.885	68.52	68.52	601	39.31
70.01 - 75.00	359	90,973,136	6.68	253,407	7.776	73.77	75.48	608	42.22
75.01 - 80.00	3,115	734,128,203	53.91	235,675	7.863	79.84	95.43	647	42.74
80.01 - 85.00	419	102,013,925	7.49	243,470	8.169	84.26	84.28	604	40.97
85.01 - 90.00	616	137,749,529	10.12	223,619	8.437	89.5	89.6	625	41.61
90.01 - 95.00	302	56,248,648	4.13	186,254	9.069	94.7	94.78	614	42.68
95.01 - 100.00	917	70,132,896	5.15	76,481	10.704	99.94	99.94	665	43.28
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Weighted Average Original LTV (%): 79.81
Minimum Original LTV (%): 13.20
Maximum Original LTV (%): 100.00
Standard Deviation Original LTV (%): 12.48

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	26	2,716,279	0.2	104,472	8.555	23.82	23.82	586	37.7
30.01 - 35.00	20	2,670,037	0.2	133,502	7.907	33.41	33.41	616	35.6
35.01 - 40.00	36	5,929,267	0.44	164,702	7.961	37.45	37.45	607	35.64
40.01 - 45.00	33	5,545,023	0.41	168,031	7.568	42.83	42.83	613	38.63
45.01 - 50.00	72	12,776,773	0.94	177,455	7.635	47.83	47.83	624	36.84
50.01 - 55.00	77	16,574,646	1.22	215,255	7.476	52.06	52.69	616	39.53
55.01 - 60.00	117	26,204,268	1.92	223,968	7.533	57.92	58.1	614	38.99
60.01 - 65.00	170	37,056,849	2.72	217,981	7.822	62.96	62.96	598	40.65
65.01 - 70.00	267	60,425,492	4.44	226,313	7.888	68.35	68.52	600	39.29
70.01 - 75.00	324	84,705,216	6.22	261,436	7.744	73.67	73.68	605	42
75.01 - 80.00	623	148,909,544	10.94	239,020	7.83	79.26	79.3	615	40.82
80.01 - 85.00	417	102,052,648	7.49	244,731	8.165	84.25	84.26	604	40.96
85.01 - 90.00	640	146,368,374	10.75	228,701	8.37	88.77	89.52	627	41.71
90.01 - 95.00	401	83,489,025	6.13	208,202	8.662	89.72	94.71	628	42.8
95.01 - 100.00	3,328	626,332,103	45.99	188,201	8.203	82.21	99.95	656	43.25
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Weighted Average Original Combined LTV (%): 88.38
Minimum Original Combined LTV (%): 13.20
Maximum Original Combined LTV (%): 100.00
Standard Deviation Original Combined LTV (%): 14.95

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000 - 1.249	2	478,229	0.05	239,114	7.945	74.49	74.49	589	46.76
2.250 - 2.499	1	211,215	0.02	211,215	8	77.76	77.76	546	25.71
2.500 - 2.749	1	239,769	0.02	239,769	7.625	72.73	72.73	557	41.4
2.750 - 2.999	6	1,484,235	0.15	247,373	6.906	80	100	743	44.43
3.000 - 3.249	1	181,386	0.02	181,386	8.65	80	100	580	40.96
3.250 - 3.499	13	2,680,412	0.26	206,186	8.26	80.64	95	646	42.04
3.750 - 3.999	2	367,440	0.04	183,720	8.689	78.88	78.88	565	39.52
4.000 - 4.249	11	1,803,220	0.18	163,929	8.694	71.26	78.65	571	41.53
4.250 - 4.499	4	1,384,650	0.14	346,163	7.911	73.64	75.63	639	44.63
4.500 - 4.749	9	1,343,116	0.13	149,235	8.45	81.35	87	613	42.96
4.750 - 4.999	30	5,740,535	0.56	191,351	7.565	77.11	85.91	629	43.46
5.000 - 5.249	155	37,058,256	3.63	239,086	7.416	77.01	86.61	645	41.69
5.250 - 5.499	204	56,500,648	5.54	276,964	7.548	79.14	91.73	635	41.92
5.500 - 5.749	281	68,407,030	6.7	243,441	7.399	78.23	90.69	639	42.87
5.750 - 5.999	301	82,082,796	8.04	272,700	7.45	77.97	88.26	642	42.32
6.000 - 6.249	508	127,422,381	12.48	250,831	7.656	78.97	92.2	643	43.21
6.250 - 6.499	612	146,342,012	14.34	239,121	7.846	79.28	90.37	634	42.28
6.500 - 6.749	421	97,660,650	9.57	231,973	8.053	79.4	92.03	639	42.64
6.750 - 6.999	421	106,926,403	10.48	253,982	8.179	79.15	88.3	629	42.62
7.000 - 7.249	325	72,557,849	7.11	223,255	8.526	80.49	90.48	625	43.05
7.250 - 7.499	252	54,170,370	5.31	214,962	8.718	80.5	87.47	607	41.15
7.500 - 7.749	219	47,243,623	4.63	215,724	8.879	81.53	91.24	614	43.11
7.750 - 7.999	184	38,365,768	3.76	208,510	9.083	81.07	89.44	612	41.59
8.000 - 8.249	156	35,810,425	3.51	229,554	9.125	82.03	90.6	610	42.02
8.250 - 8.499	62	13,287,849	1.3	214,320	9.38	82.18	87.95	611	40.23
8.500 - 8.749	42	8,675,245	0.85	206,553	9.465	82.68	87.69	608	39.61
8.750 - 8.999	20	3,747,170	0.37	187,358	9.849	87.87	94.91	629	38.79
9.000 - 9.249	17	2,653,727	0.26	156,102	9.979	88.3	90.88	607	39.06
9.250 - 9.499	8	1,087,941	0.11	135,993	10.261	84.48	92.12	620	39.86
9.500 - 9.749	11	2,112,963	0.21	192,088	10.576	89.25	94.42	632	41.19
9.750 - 9.999	9	1,035,415	0.1	115,046	10.832	86.54	88.01	577	35.99
10.000 - 10.249	3	414,668	0.04	138,223	11.178	93.09	93.09	595	43.13
10.250 - 10.499	5	371,845	0.04	74,369	11.151	90.42	90.42	602	37.96
10.500 - 10.749	4	448,446	0.04	112,111	11.573	95.03	95.03	564	31.75
10.750 >=	3	307,766	0.03	102,589	11.73	88.34	88.34	549	37.69
Total:	4,303	1,020,605,450	100	237,185	8.081	79.54	90.11	631	42.39

Weighted Average Margin (%): 6.526
Minimum Margin (%): 1.000
Maximum Margin (%): 11.400
Standard Deviation Margin (%): 0.965

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 4.499	5	1,316,378	0.13	263,276	6.941	80	100	747	43.79
4.500 - 4.999	4	780,751	0.08	195,188	6.845	71.22	77.37	620	39.4
5.000 - 5.499	13	3,016,326	0.3	232,025	6.672	73.29	79.56	652	38.85
5.500 - 5.999	45	15,600,275	1.53	346,673	6.263	73.29	81.25	675	41.29
6.000 - 6.499	147	43,981,523	4.31	299,194	6.387	76.75	86.6	678	42.22
6.500 - 6.999	402	126,342,788	12.38	314,286	6.881	78.57	90.75	664	43.07
7.000 - 7.499	464	130,281,515	12.77	280,779	7.317	79.12	91.52	648	42.46
7.500 - 7.999	910	230,854,784	22.62	253,687	7.795	79.24	91.28	639	42.63
8.000 - 8.499	614	139,051,962	13.62	226,469	8.269	79.08	91.24	623	42.79
8.500 - 8.999	689	148,358,970	14.54	215,325	8.755	80.34	90.29	613	42.38
9.000 - 9.499	380	73,526,310	7.2	193,490	9.227	80.32	88.05	598	42.35
9.500 - 9.999	326	60,338,698	5.91	185,088	9.723	82.48	87.9	586	41.31
10.000 - 10.499	143	23,888,306	2.34	167,051	10.197	82.74	87.65	578	41.7
10.500 - 10.999	104	16,040,526	1.57	154,236	10.714	84	87.66	580	38.87
11.000 - 11.499	31	3,955,809	0.39	127,607	11.171	82.05	82.98	573	37.34
11.500 - 11.999	18	2,381,383	0.23	132,299	11.688	90.61	95.34	591	37.99
12.000 - 12.499	7	836,928	0.08	119,561	12.326	93.48	93.48	575	40.61
12.500 >=	1	52,219	0.01	52,219	13.625	95	95	629	20.96
Total:	4,303	1,020,605,450	100	237,185	8.081	79.54	90.11	631	42.39
Weighted Average Minimum Rate (%): 8.026
Minimum Minimum Rate (%): 2.750
Maximum Minimum Rate (%): 13.625
Standard Deviation Minimum Rate (%): 1.167

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
11.000 - 11.499	1	325,600	0.03	325,600	6.475	80	100	710	44.47
11.500 - 11.999	5	1,654,436	0.16	330,887	7.004	80	95.12	710	43.79
12.000 - 12.499	23	9,667,478	0.95	420,325	5.866	74.72	84.76	722	38.2
12.500 - 12.999	128	39,445,427	3.86	308,167	6.279	76.86	87.93	684	43.09
13.000 - 13.499	333	107,291,910	10.51	322,198	6.772	79.1	92.65	673	42.99
13.500 - 13.999	466	132,431,374	12.98	284,187	7.225	78.74	90.43	649	42.15
14.000 - 14.499	789	204,494,093	20.04	259,181	7.716	78.85	91.84	641	43.18
14.500 - 14.999	644	154,772,417	15.16	240,330	8.143	78.92	89.88	625	42.74
15.000 - 15.499	650	140,879,757	13.8	216,738	8.636	79.91	89.94	614	42.11
15.500 - 15.999	462	90,949,367	8.91	196,860	9.017	80.92	89.11	602	42.55
16.000 - 16.499	330	62,111,128	6.09	188,216	9.455	80.74	86.96	589	41.87
16.500 - 16.999	211	37,052,421	3.63	175,604	9.827	82.73	87.06	586	40.36
17.000 - 17.499	139	21,486,664	2.11	154,580	10.292	83.53	88.62	579	40.43
17.500 - 17.999	69	11,293,356	1.11	163,672	10.714	82.68	86.54	587	39
18.000 - 18.499	28	3,670,710	0.36	131,097	11.215	81.77	82.77	574	37.72
18.500 - 18.999	18	2,289,837	0.22	127,213	11.694	91.27	96.19	596	37.53
19.000 - 19.499	6	737,256	0.07	122,876	12.313	93.28	93.28	578	39.97
19.500 >=	1	52,219	0.01	52,219	13.625	95	95	629	20.96
Total:	4,303	1,020,605,450	100	237,185	8.081	79.54	90.11	631	42.39

Weighted Average Maximum Rate (%): 14.691
Minimum Maximum Rate (%): 11.475
Maximum Maximum Rate (%): 20.625
Standard Deviation Maximum Rate (%): 1.216

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1	35	7,077,485	0.69	202,214	8.751	80.42	86.85	599	40.84
1.45	1	107,824	0.01	107,824	9.05	80	100	695	48.11
1.5	1,430	287,829,733	28.2	201,280	8.494	79.3	85.72	609	41.03
2	15	3,130,599	0.31	208,707	8.592	81.21	87.43	610	41.99
3	2,548	637,726,055	62.49	250,285	8.036	79.71	92.02	631	43.16
3.005	1	134,208	0.01	134,208	9.695	80	100	580	41.5
3.009	1	119,862	0.01	119,862	6.999	63.16	63.16	676	33.42
3.07	1	127,282	0.01	127,282	7.77	80	100	628	48.61
3.405	1	344,988	0.03	344,988	7.045	80	100	614	54.65
5	269	83,644,348	8.2	310,946	6.927	78.86	91.02	711	41.23
7	1	363,066	0.04	363,066	9.375	80	80	562	35.67
Total:	4,303	1,020,605,450	100	237,185	8.081	79.54	90.11	631	42.39

Weighted Average Initial Cap (%): 2.725
Minimum Initial Cap (%): 1.000
Maximum Initial Cap (%): 7.000
Standard Deviation Initial Cap (%): 0.940

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1	2,815	718,840,621	70.43	255,361	7.916	79.65	91.97	640	42.92
1.5	1,480	299,835,369	29.38	202,591	8.482	79.28	85.65	610	41.11
2	6	1,542,876	0.15	257,146	7.243	78.51	95.57	720	44.97
3	2	386,584	0.04	193,292	7.771	73.77	73.77	665	36
Total:	4,303	1,020,605,450	100	237,185	8.081	79.54	90.11	631	42.39

Weighted Average Subsequent Periodic Cap (%): 1.149
Minimum Subsequent Periodic Cap (%): 1.000
Maximum Subsequent Periodic Cap (%): 3.000
Standard Deviation Subsequent Periodic Cap (%): 0.243

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Nov-06	1	108,289	0.01	108,289	7.5	85	85	529	38.76
Dec-06	1	149,731	0.01	149,731	10.05	80	100	622	47.34
Jan-07	11	2,290,078	0.22	208,189	8.816	79.32	80.58	577	41.03
Feb-07	10	2,554,775	0.25	255,478	8.687	80.08	83.96	598	40.21
May-07	1	76,999	0.01	76,999	8.2	100	100	671	43
Jun-07	1	126,046	0.01	126,046	7.95	100	100	604	29.66
Jul-07	3	537,101	0.05	179,034	6.205	80	100	660	44.02
Aug-07	1	197,133	0.02	197,133	8.5	90	90	513	41.72
Sep-07	13	4,220,683	0.41	324,668	6.9	85.25	96.73	652	38.67
Oct-07	4	728,535	0.07	182,134	6.609	77.37	88.71	656	32.79
Nov-07	1	155,544	0.02	155,544	8.9	90	90	579	43.7
Dec-07	1	111,050	0.01	111,050	7.1	80	100	598	38.12
Jan-08	2	197,596	0.02	98,798	7.735	80	100	639	44.86
Mar-08	2	329,134	0.03	164,567	8.041	80	100	602	44.53
Apr-08	17	3,708,425	0.36	218,143	8.395	78.82	93.14	606	43.92
May-08	42	10,200,412	1	242,867	8.31	79.56	88.2	619	39.61
Jun-08	160	33,534,639	3.29	209,591	8.429	80.69	88.28	612	43.09
Jul-08	1,379	301,854,780	29.58	218,894	8.345	78.62	87.47	616	42.14
Aug-08	2,204	532,881,571	52.21	241,779	8.107	79.98	91.78	629	42.76
Sep-08	4	723,472	0.07	180,868	7.193	82.98	97.02	664	38.28
Oct-08	1	308,000	0.03	308,000	7.65	80	100	622	40.29
Apr-09	2	302,717	0.03	151,358	8.302	71.41	87.16	663	39.75
May-09	2	477,535	0.05	238,767	8.154	81.36	93.24	613	38.78
Jun-09	9	2,020,691	0.2	224,521	8.207	84.12	89.38	632	37.8
Jul-09	58	11,708,884	1.15	201,877	7.992	79.63	86.37	616	41.67
Aug-09	73	18,801,340	1.84	257,553	7.769	80.27	89.3	636	42.93
May-11	1	258,619	0.03	258,619	7.95	70	70	589	45.37
Jun-11	1	384,092	0.04	384,092	6.35	80	100	640	50.8
Jul-11	10	2,676,544	0.26	267,654	9.084	80.69	83.21	625	44.51
Aug-11	22	6,022,486	0.59	273,749	7.481	79.47	83.54	621	42.31
Jun-16	2	654,980	0.06	327,490	7.25	82.02	87.38	720	29.94
Jul-16	42	13,437,031	1.32	319,929	6.895	78.9	92.26	718	42.55
Aug-16	222	68,866,537	6.75	310,210	6.925	78.83	90.94	710	41.14
Total:	4,303	1,020,605,450	100	237,185	8.081	79.54	90.11	631	42.39

Weighted Average Next Rate Adjustment Date: March 2009
Minimum Next Rate Adjustment Date: November 2006
Maximum Next Rate Adjustment Date: August 2016

Geograghic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
California	1,605	461,494,215	33.89	287,535	7.667	78.52	87.73	648	42.42
Florida	823	155,343,667	11.41	188,753	8.258	78.15	85.78	625	41.59
New York	331	94,095,072	6.91	284,275	8.025	79.28	87.28	640	43.41
New Jersey	240	60,135,639	4.42	250,565	8.259	81.42	89.32	633	44.06
Illinois	319	56,047,996	4.12	175,699	8.624	81.64	90.79	628	43.46
Maryland	251	55,685,163	4.09	221,853	8.266	79.28	87.6	619	41.28
Texas	442	53,822,071	3.95	121,769	8.647	82.26	93.04	623	39.68
Washington	255	49,957,983	3.67	195,914	8.02	82.09	91.56	635	42.77
Arizona	239	44,117,690	3.24	184,593	8.318	79.84	87.9	623	40.61
Massachusetts	165	35,129,776	2.58	212,908	7.952	80.47	88.12	637	42.38
Virginia	159	34,747,664	2.55	218,539	8.347	79.56	87.96	621	42.82
Nevada	118	26,613,973	1.95	225,542	8.138	80.23	90.42	633	41.76
Georgia	153	22,410,680	1.65	146,475	9.041	82.74	92.08	615	40.02
Connecticut	71	15,640,746	1.15	220,292	8.55	79.77	86.59	613	42.84
Pennsylvania	109	15,527,307	1.14	142,452	8.487	80.54	87.59	616	41.89
Other	1,271	180,985,903	13.29	142,396	8.6	81.93	89.48	617	40.66
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Occupancy	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Primary	6,309	1,315,720,897	96.62	208,547	8.109	79.82	88.5	632	42.1
Investment	146	27,068,393	1.99	185,400	8.825	80.26	80.26	654	38.48
Second Home	96	18,966,254	1.39	197,565	7.997	78.8	91.97	687	42.65
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Property Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Single Family	4,668	949,040,019	69.69	203,308	8.092	79.56	87.25	631	41.72
Planned Unit Development	1,000	217,701,727	15.99	217,702	8.191	80.12	90.62	632	42.8
Condominium	571	109,740,261	8.06	192,190	8.128	81.12	92.64	645	41.71
Two-to-Four Family	312	85,273,536	6.26	273,313	8.271	80.08	89.75	650	43.93
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Loan Purpose	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Purchase	3,546	674,926,001	49.56	190,334	8.315	82.86	97.31	651	42.78
Refinance - Cashout	2,819	649,247,369	47.68	230,311	7.935	76.62	79.32	615	41.2
Refinance - Rate Term	186	37,582,173	2.76	202,055	7.894	80.14	84.55	625	42.97
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Documentation Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Full Documentation	3,096	585,786,728	43.02	189,208	7.946	79.48	85.72	619	41.79
Stated Documentation	2,681	604,561,864	44.4	225,499	8.37	79.48	90.16	647	42.53
Limited Documentation	771	170,576,545	12.53	221,241	7.857	82.05	91.18	634	41.13
Alternative Documentation	3	830,407	0.06	276,802	6.416	89.95	96.68	635	35.78
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Range of Debt Ratio	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 30.00	722	124,333,105	9.13	172,207	8.085	76.7	81.43	629	23.98
30.01 - 35.00	622	115,583,590	8.49	185,826	8.082	77.96	84.39	629	32.64
35.01 - 40.00	1,072	209,773,342	15.4	195,684	8.111	79.63	87.16	633	37.71
40.01 - 45.00	1,554	328,076,265	24.09	211,117	8.137	80.2	90.2	640	42.68
45.01 - 50.00	1,993	445,294,217	32.7	223,429	8.21	80.88	91.35	634	47.78
50.01 - 55.00	578	135,507,888	9.95	234,443	7.9	80.23	86.04	619	52.53
55.01>=	10	3,187,137	0.23	318,714	7.384	72.25	81.17	682	55.92
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Non-zero Weighted Average DTI: 42.03
Minimum DTI: 0.47
Maximum DTI: 56.90
Standard Deviation DTI: 8.44

Range of Credit Scores	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
500 - 519	175	34,662,880	2.55	198,074	9.275	71.21	71.55	510	42.04
520 - 539	210	38,393,681	2.82	182,827	9.133	72.33	72.77	530	41.46
540 - 559	340	64,287,911	4.72	189,082	8.897	77.66	77.98	550	41.82
560 - 579	455	89,555,550	6.58	196,825	8.637	78.71	80.03	570	41.34
580 - 599	747	141,425,421	10.39	189,325	8.307	78.46	85.51	589	41.79
600 - 619	1,087	215,476,484	15.82	198,230	8.178	80.42	88.79	609	41.99
620 - 639	862	188,527,149	13.84	218,709	8.063	80.34	90.81	629	41.73
640 - 659	834	175,936,421	12.92	210,955	8.11	81.55	93.22	649	43.43
660 - 679	620	137,324,120	10.08	221,491	7.789	80.91	92.03	668	42.34
680 - 699	428	97,415,523	7.15	227,606	7.819	81.89	93.54	689	42.63
700 - 719	319	71,731,037	5.27	224,862	7.569	82.13	93.59	709	41.47
720 - 739	182	36,536,404	2.68	200,749	7.629	81.86	95.07	729	42.06
740 - 759	132	28,911,177	2.12	219,024	7.375	81.14	92.93	749	41.85
760 - 779	80	19,386,184	1.42	242,327	7.238	77.93	88	768	40.78
780 - 799	59	16,591,967	1.22	281,220	6.873	75.74	83.3	786	38.32
800 - 819	19	4,789,825	0.35	252,096	6.67	67.96	75.28	806	38.09
>= 820	2	803,811	0.06	401,905	7.692	84	100	829	44.9
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Non-zero Weighted Average FICO: 633
Minimum FICO: 500
Maximum FICO: 829
Standard Deviation FICO: 58

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
None	1,991	394,671,569	28.98	198,228	8.568	81.39	89.63	629	42.43
12	257	67,807,464	4.98	263,842	8.188	77.86	84.28	632	41.91
13	1	205,600	0.02	205,600	7.75	80	100	681	44.02
16.8	1	71,138	0.01	71,138	7.99	80	100	715	46.01
18	9	2,072,815	0.15	230,313	6.947	81.46	95.41	699	37.63
24	3,118	639,179,394	46.94	204,997	8.143	80.4	90.86	628	42.52
36	747	162,270,070	11.92	217,229	7.488	78.2	85.38	655	41.19
60	427	95,477,493	7.01	223,601	7.197	73.45	74.46	646	38.75
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Lien Position	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1st Lien	5,640	1,295,316,651	95.12	229,666	7.983	78.82	87.83	631	41.96
2nd Lien	911	66,438,892	4.88	72,930	10.825	99.14	99.14	669	43.53
Total:	6,551	1,361,755,543	100	207,870	8.122	79.81	88.38	633	42.03

Group I Mortgage Loans
Selection Criteria: Group I Mortgage Loans

Summary Statistics (as of the Sample Pool Calculation Date)

Aggregate Principal Balance: $796,052,193.58
Number of Mortgage Loans: 4,211
Average Principal Balance: $189,041.13
Aggregate Principal Balance (Fixed Rate): $166,416,710.95
Aggregate Principal Balance (Adjustable Rate): $629,635,482.63
% Fixed Rate Mortgages: 20.91%
% Adjustable Rate Mortgages: 79.09%
Weighted Average Current Mortgage Rate: 8.147%
Non-zero Weighted Average Credit Score: 627
Weighted Average Original LTV: 79.08%
Weighted Average Original Combined LTV: 87.63%
Non-zero Weighted Average Debt Ratio: 42.07
Weighted Average Stated Remaining Term: 358
Weighted Average Stated Original Term: 360
Weighted Average Months to Roll: 31
Weighted Average Margin: 6.460%
Weighted Average Initial Rate Cap: 2.840%
Weighted Average Periodic Rate Cap: 1.110%
Weighted Average Maximum Rate: 14.637%
Weighted Average Minimum Rate: 8.003%
% Second Lien: 3.74%
% Silent & Simultaneous Seconds: 43.98%
% California Loans: 27.31%

Product Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
10 Year Fixed	1	219,885	0.03	219,885	7.5	39.13	39.13	602	34.08
15 Year Fixed	29	2,607,186	0.33	89,903	8.044	72.4	72.91	611	37.85
20 Year Fixed	1	89,547	0.01	89,547	10.45	54.22	54.22	525	25.98
30 Year Fixed	509	81,656,632	10.26	160,426	8.041	77.36	80.59	618	39.9
40 Year Fixed	41	8,046,729	1.01	196,262	8.002	76.51	77.23	607	40.8
30 Year Fixed 5 Year Interest Only	23	6,634,041	0.83	288,437	7.378	80.21	82.31	633	44.84
30 Year Fixed 10 Year Interest Only	12	2,906,472	0.37	242,206	7.224	75.56	84.79	681	37.13
15/30 Year Fixed (Balloon)	525	28,972,689	3.64	55,186	10.894	99.63	99.63	665	42.68
30/40 Year Fixed (Balloon)	143	28,652,631	3.6	200,368	7.862	78.29	85.45	631	44.1
30/50 Year Fixed (Balloon)	25	6,630,899	0.83	265,236	7.821	73.83	81.55	627	42.58
ARM 30 Year	16	3,559,404	0.45	222,463	8.59	80.11	80.11	574	42.77
2/28 ARM	1,037	181,834,690	22.84	175,347	8.612	77.96	84.36	604	40.73
2/38 ARM - 40 Year	173	36,473,242	4.58	210,828	8.653	77.4	77.7	576	42.52
2/28 ARM 2 Year Interest Only	6	1,684,562	0.21	280,760	7.441	83.55	89.31	681	39.8
2/28 ARM 5 Year Interest Only	263	64,032,945	8.04	243,471	7.474	78.63	86.11	634	40.4
2/28 ARM 10 Year Interest Only	10	2,569,843	0.32	256,984	7.625	80.68	94.79	642	40.14
3/27 ARM	51	9,652,776	1.21	189,270	8.079	78.92	84.88	624	42.84
3/37 ARM - 40 Year	7	1,544,107	0.19	220,587	8.008	76.22	76.22	572	46.6
3/27 ARM 5 Year Interest Only	12	2,627,614	0.33	218,968	7.566	81.18	84.91	627	43.85
3/27 ARM 10 Year Interest Only	2	420,000	0.05	210,000	8	76.49	85.06	627	36.54
5/25 ARM	12	2,432,310	0.31	202,692	9.126	75.82	76.71	593	43.42
5/35 ARM - 40 Year	2	532,507	0.07	266,254	7.781	68.96	68.96	577	47.12
5/25 ARM 5 Year Interest Only	3	685,800	0.09	228,600	7.423	78.83	78.83	632	34.98
10/20 ARM	34	7,863,126	0.99	231,268	7.273	78.03	89.74	691	43.62
10/20 ARM 5 Year Interest Only	2	516,800	0.06	258,400	7.378	80	100	720	38.25
10/20 ARM 10 Year Interest Only	80	22,461,452	2.82	280,768	6.739	76.41	87.34	718	39.47
10/1 ARM	1	175,738	0.02	175,738	7.5	80	100	763	44.18
10/1 ARM 10 Year Interest Only	3	660,640	0.08	220,213	6.729	80	100	718	43.42
30/40 Year ARM 2/28 (Balloon)	839	198,854,260	24.98	237,013	8.01	79.05	92.97	628	43.77
30/40 Year ARM 3/27 (Balloon)	28	5,489,288	0.69	196,046	7.877	78.8	93.42	626	43.25
30/40 Year ARM 5/25 (Balloon)	5	1,615,420	0.2	323,084	6.975	78.4	92.85	658	45.07
30/40 Year ARM 10/20 (Balloon)	62	16,873,596	2.12	272,155	7.312	80.36	96.32	707	41.87
30/50 Year ARM 2/28 (Balloon)	236	62,778,082	7.89	266,009	7.794	79.14	93.6	638	44.29
30/50 Year ARM 3/27 (Balloon)	6	1,746,109	0.22	291,018	7.825	78.58	84.47	585	41.34
30/50 Year ARM 5/25 (Balloon)	1	151,956	0.02	151,956	7.67	86.36	86.36	632	47.26
30/50 Year ARM 10/20 (Balloon)	11	2,399,213	0.3	218,110	7.073	76.6	94.1	715	42.36
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
5.000 - 5.499	2	792,700	0.1	396,350	5.339	68.97	68.97	656	41.08
5.500 - 5.999	15	4,188,877	0.53	279,258	5.803	67.28	70.83	683	39.8
6.000 - 6.499	114	31,265,327	3.93	274,257	6.286	75.29	84.94	683	41.95
6.500 - 6.999	339	86,189,224	10.83	254,245	6.809	76.66	86.67	657	42.21
7.000 - 7.499	439	108,088,639	13.58	246,216	7.259	78.25	89.02	645	42.02
7.500 - 7.999	861	189,821,881	23.85	220,467	7.749	78.5	89.26	635	42.39
8.000 - 8.499	550	113,416,836	14.25	206,212	8.256	77.85	87.88	619	42.68
8.500 - 8.999	603	110,020,064	13.82	182,455	8.748	79.3	86.89	609	42.07
9.000 - 9.499	331	54,487,055	6.84	164,613	9.219	79	84.46	590	42.3
9.500 - 9.999	304	42,871,094	5.39	141,023	9.751	82.45	85.36	580	40.42
10.000 - 10.499	139	16,339,269	2.05	117,549	10.211	83.55	83.89	579	40.98
10.500 - 10.999	219	19,528,396	2.45	89,171	10.775	88.76	89.81	604	40.23
11.000 - 11.499	132	9,625,113	1.21	72,918	11.186	92.04	92.04	623	39.8
11.500 - 11.999	88	5,251,985	0.66	59,682	11.758	95.49	95.49	615	42.53
12.000 - 12.499	41	2,226,445	0.28	54,304	12.232	98.28	98.28	634	43.07
12.500 - 12.999	32	1,826,113	0.23	57,066	12.601	99.72	99.72	645	44.82
13.000 - 13.499	1	60,958	0.01	60,958	13	100	100	678	33.26
13.500 - 13.999	1	52,219	0.01	52,219	13.625	95	95	629	20.96
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Weighted Average Gross Mortgage Rate (%): 8.147
Minimum Gross Mortgage Rate (%): 5.250
Maximum Gross Mortgage Rate (%): 13.625
Standard Deviation Gross Mortgage Rate (%): 1.398

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 50,000.00	233	8,787,265	1.1	37,714	10.618	95.29	95.82	648	40.83
50,000.01 - 100,000.00	856	62,993,885	7.91	73,591	9.662	85.2	90.01	625	39.03
100,000.01 - 150,000.00	695	87,273,310	10.96	125,573	8.453	77.41	85.09	610	40.41
150,000.01 - 200,000.00	688	121,245,877	15.23	176,229	8.17	77.14	84.98	616	40.67
200,000.01 - 250,000.00	532	119,999,029	15.07	225,562	8.003	77.61	86.27	624	42.09
250,000.01 - 300,000.00	487	133,901,435	16.82	274,952	7.924	79.03	88.34	626	43.07
300,000.01 - 350,000.00	333	107,991,268	13.57	324,298	7.735	78.42	87.63	634	43.19
350,000.01 - 400,000.00	266	99,983,348	12.56	375,877	7.807	80.01	91.24	642	43.54
400,000.01 - 450,000.00	77	31,964,164	4.02	415,119	7.733	77.14	86.53	639	43.31
450,000.01 - 500,000.00	31	14,860,443	1.87	479,369	7.746	82	89.29	652	44.99
500,000.01 - 550,000.00	9	4,672,002	0.59	519,111	7.832	83.48	93.5	654	44.58
550,000.01 - 600,000.00	3	1,740,988	0.22	580,329	7.564	83.36	88.17	662	47.73
600,000.01 - 650,000.00	1	639,181	0.08	639,181	8.25	80	95	681	49.57
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Average Cut-off Date Principal Balance ($): 189,041.13
Minimum Cut-off Date Principal Balance ($): 14,975.04
Maximum Cut-off Date Principal Balance ($): 639,180.97
Standard Deviation Cut-off Date Principal Balance ($): 107,175.22

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 50,000.00	229	8,590,654	1.08	37,514	10.662	96.35	96.89	649	41.14
50,000.01 - 100,000.00	859	63,090,553	7.93	73,447	9.663	85.15	89.96	625	38.98
100,000.01 - 150,000.00	696	87,373,253	10.98	125,536	8.452	77.37	85.04	610	40.42
150,000.01 - 200,000.00	688	121,245,877	15.23	176,229	8.17	77.14	84.98	616	40.67
200,000.01 - 250,000.00	532	119,999,029	15.07	225,562	8.003	77.61	86.27	624	42.09
250,000.01 - 300,000.00	484	133,002,503	16.71	274,799	7.924	79.06	88.44	626	43.15
300,000.01 - 350,000.00	335	108,540,262	13.63	324,001	7.738	78.36	87.52	634	43.12
350,000.01 - 400,000.00	267	100,333,285	12.6	375,780	7.806	80.04	91.24	642	43.51
400,000.01 - 450,000.00	77	31,964,164	4.02	415,119	7.733	77.14	86.53	639	43.31
450,000.01 - 500,000.00	31	14,860,443	1.87	479,369	7.746	82	89.29	652	44.99
500,000.01 - 550,000.00	9	4,672,002	0.59	519,111	7.832	83.48	93.5	654	44.58
550,000.01 - 600,000.00	3	1,740,988	0.22	580,329	7.564	83.36	88.17	662	47.73
600,000.01 - 650,000.00	1	639,181	0.08	639,181	8.25	80	95	681	49.57
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Average Orig Balance ($): 189,240.21
Minimum Orig Balance ($): 15,000.00
Maximum Orig Balance ($): 640,000.00
Standard Deviation Orig Balance ($): 107,257.95

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
111 - 120	1	219,885	0.03	219,885	7.5	39.13	39.13	602	34.08
171 - 180	554	31,579,875	3.97	57,003	10.659	97.38	97.42	661	42.28
231 - 240	1	89,547	0.01	89,547	10.45	54.22	54.22	525	25.98
341 - 350	7	1,640,638	0.21	234,377	7.218	84.37	89.24	647	38.21
351 - 360	3,425	715,925,663	89.93	209,029	8.014	78.4	87.87	628	42.05
361 >=	223	46,596,586	5.85	208,953	8.509	77.11	77.47	582	42.41
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Weighted Average Remaining Term: 358
Minimum Remaining Term: 118
Maximum Remaining Term: 479
Standard Deviation Remaining Term: 69

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
120	1	219,885	0.03	219,885	7.5	39.13	39.13	602	34.08
180	554	31,579,875	3.97	57,003	10.659	97.38	97.42	661	42.28
240	1	89,547	0.01	89,547	10.45	54.22	54.22	525	25.98
360	3,432	717,566,300	90.14	209,081	8.012	78.41	87.87	628	42.04
480	223	46,596,586	5.85	208,953	8.509	77.11	77.47	582	42.41
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Weighted Average Original Term: 360
Minimum Original Term: 120
Maximum Original Term: 480
Standard Deviation Original Term: 69

Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	20	2,215,696	0.28	110,785	8.743	23.59	23.59	578	39.94
30.01 - 35.00	13	1,656,840	0.21	127,449	8.27	33.82	33.82	598	40.46
35.01 - 40.00	24	3,879,538	0.49	161,647	8.015	37.19	37.19	611	35.45
40.01 - 45.00	24	3,470,890	0.44	144,620	8.077	42.59	44.34	582	39.9
45.01 - 50.00	56	10,110,287	1.27	180,541	7.726	47.76	48.08	612	36.56
50.01 - 55.00	52	10,844,439	1.36	208,547	7.701	52.55	52.55	593	41.07
55.01 - 60.00	78	14,708,524	1.85	188,571	8.002	57.91	58.59	589	39.75
60.01 - 65.00	134	26,413,711	3.32	197,117	8.069	62.98	62.98	584	40.19
65.01 - 70.00	195	39,767,766	5	203,937	8.033	68.55	68.55	591	41.05
70.01 - 75.00	226	49,077,373	6.17	217,157	8.096	73.76	74.35	591	42.09
75.01 - 80.00	2,008	436,623,056	54.85	217,442	7.851	79.82	95.27	644	42.69
80.01 - 85.00	289	61,552,867	7.73	212,986	8.419	84.32	84.35	593	41.78
85.01 - 90.00	397	80,158,307	10.07	201,910	8.472	89.42	89.54	624	41.32
90.01 - 95.00	167	25,176,817	3.16	150,759	9.157	94.8	94.99	610	42.76
95.01 - 100.00	528	30,396,083	3.82	57,568	10.783	99.89	99.89	663	42.66
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Weighted Average Original LTV (%): 79.08
Minimum Original LTV (%): 13.20
Maximum Original LTV (%): 100.00
Standard Deviation Original LTV (%): 12.59

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	20	2,215,696	0.28	110,785	8.743	23.59	23.59	578	39.94
30.01 - 35.00	13	1,656,840	0.21	127,449	8.27	33.82	33.82	598	40.46
35.01 - 40.00	24	3,879,538	0.49	161,647	8.015	37.19	37.19	611	35.45
40.01 - 45.00	23	3,289,300	0.41	143,013	8.031	42.52	42.52	584	40.1
45.01 - 50.00	55	9,950,626	1.25	180,920	7.702	47.78	47.78	613	36.45
50.01 - 55.00	52	10,844,439	1.36	208,547	7.701	52.55	52.55	593	41.07
55.01 - 60.00	75	14,374,328	1.81	191,658	7.99	57.96	57.96	590	39.82
60.01 - 65.00	134	26,413,711	3.32	197,117	8.069	62.98	62.98	584	40.19
65.01 - 70.00	196	39,927,427	5.02	203,711	8.038	68.46	68.54	591	41.06
70.01 - 75.00	218	47,877,136	6.01	219,620	8.091	73.71	73.72	590	42.01
75.01 - 80.00	446	90,834,760	11.41	203,665	8.073	79.2	79.27	604	40.49
80.01 - 85.00	287	61,591,590	7.74	214,605	8.411	84.3	84.31	593	41.76
85.01 - 90.00	414	86,211,756	10.83	208,241	8.409	88.55	89.44	626	41.59
90.01 - 95.00	243	42,750,866	5.37	175,929	8.64	88.41	94.75	629	43.07
95.01 - 100.00	2,011	354,234,181	44.5	176,148	8.052	81.73	99.93	655	43.17
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Weighted Average Original Combined LTV (%): 87.63
Minimum Original Combined LTV (%): 13.20
Maximum Original Combined LTV (%): 100.00
Standard Deviation Original Combined LTV (%): 15.38

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1.000 - 1.249	2	478,229	0.08	239,114	7.945	74.49	74.49	589	46.76
2.250 - 2.499	1	211,215	0.03	211,215	8	77.76	77.76	546	25.71
2.500 - 2.749	1	239,769	0.04	239,769	7.625	72.73	72.73	557	41.4
2.750 - 2.999	4	836,378	0.13	209,094	6.891	80	100	728	43.58
3.250 - 3.499	12	2,208,980	0.35	184,082	8.2	80.78	93.93	648	43.3
3.750 - 3.999	1	267,632	0.04	267,632	8.95	85	85	540	43.72
4.000 - 4.249	7	1,215,283	0.19	173,612	9.267	67.03	68.32	541	39.5
4.250 - 4.499	1	201,500	0.03	201,500	6.475	62.97	62.97	569	46.54
4.500 - 4.749	4	463,408	0.07	115,852	8.428	78.34	81.75	600	35.51
4.750 - 4.999	20	3,889,947	0.62	194,497	7.666	75.02	79.21	600	41.89
5.000 - 5.249	125	26,901,669	4.27	215,213	7.718	76.74	85.79	628	42.87
5.250 - 5.499	150	35,205,574	5.59	234,704	7.581	78.74	90.76	635	41.79
5.500 - 5.749	207	43,651,428	6.93	210,876	7.457	77.22	88.71	627	42.44
5.750 - 5.999	218	52,136,268	8.28	239,157	7.512	77.16	87	638	42.09
6.000 - 6.249	319	77,368,862	12.29	242,536	7.666	77.98	91.24	640	42.95
6.250 - 6.499	472	100,093,476	15.9	212,062	7.868	78.61	89.99	633	42.01
6.500 - 6.749	267	59,225,493	9.41	221,818	8.039	78.21	90.15	633	42.64
6.750 - 6.999	293	65,755,899	10.44	224,423	8.221	78.77	87.35	623	42.93
7.000 - 7.249	224	47,098,878	7.48	210,263	8.495	79.62	88.12	620	42.75
7.250 - 7.499	175	31,653,546	5.03	180,877	8.71	78.31	82.83	595	40.37
7.500 - 7.749	135	27,439,602	4.36	203,256	8.878	80.7	88.87	610	43.39
7.750 - 7.999	105	21,112,804	3.35	201,074	9.061	79.98	86.03	606	41.19
8.000 - 8.249	97	20,813,874	3.31	214,576	9.111	80.83	87.87	604	41.25
8.250 - 8.499	23	4,488,507	0.71	195,152	9.44	83.33	84.35	586	39.27
8.500 - 8.749	15	3,309,053	0.53	220,604	9.336	78.62	80.7	601	38.2
8.750 - 8.999	5	682,494	0.11	136,499	10.45	89.7	93.91	638	29.04
9.000 - 9.249	6	1,192,440	0.19	198,740	10.001	86.25	86.56	634	44.71
9.250 - 9.499	1	55,930	0.01	55,930	10.35	70	70	610	49.48
9.500 - 9.749	4	640,534	0.1	160,134	10.583	90.87	90.87	624	37.61
9.750 - 9.999	2	369,243	0.06	184,622	10.914	70.96	70.96	553	29.67
10.000 - 10.249	2	158,258	0.03	79,129	11.418	90	90	666	25.61
10.250 - 10.499	2	122,749	0.02	61,375	10.716	84.14	84.14	649	45.76
10.500 - 10.749	2	146,560	0.02	73,280	11.558	93.05	93.05	551	28.39
Total:	2,902	629,635,483	100	216,966	8.065	78.52	88.43	626	42.25

Weighted Average Margin (%): 6.460
Minimum Margin (%): 1.000
Maximum Margin (%): 10.650
Standard Deviation Margin (%): 0.905

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 4.499	4	836,378	0.13	209,094	6.891	80	100	728	43.58
4.500 - 4.999	3	540,751	0.09	180,250	6.82	67.32	67.32	597	37.97
5.000 - 5.499	10	2,378,270	0.38	237,827	6.754	71.49	74.08	651	38.94
5.500 - 5.999	25	6,315,013	1	252,601	6.632	70.24	72.59	637	41.67
6.000 - 6.499	110	29,079,176	4.62	264,356	6.411	74.75	84.68	676	42.18
6.500 - 6.999	264	68,573,543	10.89	259,748	6.907	77.73	89.54	658	41.95
7.000 - 7.499	336	83,987,519	13.34	249,963	7.331	78.82	91.49	647	42.61
7.500 - 7.999	671	153,673,523	24.41	229,022	7.79	78.68	90.58	636	42.52
8.000 - 8.499	439	95,192,433	15.12	216,839	8.278	78.24	89.41	620	43.06
8.500 - 8.999	455	90,910,675	14.44	199,804	8.759	79.31	87.48	607	42.33
9.000 - 9.499	234	43,153,745	6.85	184,418	9.216	78.68	84.94	586	42.29
9.500 - 9.999	190	31,682,991	5.03	166,753	9.738	81.71	85.09	576	40.84
10.000 - 10.499	73	10,870,112	1.73	148,906	10.218	79.82	80.23	558	40.75
10.500 - 10.999	59	9,001,621	1.43	152,570	10.725	80.39	82.67	562	38.03
11.000 - 11.499	17	2,452,128	0.39	144,243	11.185	76.59	76.59	564	34.15
11.500 - 11.999	8	701,239	0.11	87,655	11.778	89.82	89.82	574	41.34
12.000 - 12.499	3	234,147	0.04	78,049	12.29	90.33	90.33	589	42.52
12.500 >=	1	52,219	0.01	52,219	13.625	95	95	629	20.96
Total:	2,902	629,635,483	100	216,966	8.065	78.52	88.43	626	42.25

Weighted Average Minimum Rate (%): 8.003
Minimum Minimum Rate (%): 2.750
Maximum Minimum Rate (%): 13.625
Standard Deviation Minimum Rate (%): 1.123

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
11.000 - 11.499	1	325,600	0.05	325,600	6.475	80	100	710	44.47
11.500 - 11.999	4	1,262,436	0.2	315,609	6.485	80	93.6	720	43.11
12.000 - 12.499	10	3,067,967	0.49	306,797	5.787	71.28	73.88	681	38.23
12.500 - 12.999	94	25,250,153	4.01	268,619	6.329	75.88	87.92	686	42.5
13.000 - 13.499	227	59,976,337	9.53	264,213	6.787	77.66	90.49	668	42.11
13.500 - 13.999	344	85,987,729	13.66	249,964	7.253	78.21	90.41	646	41.86
14.000 - 14.499	606	141,001,512	22.39	232,676	7.728	78.64	91.73	641	43.05
14.500 - 14.999	456	100,703,253	15.99	220,840	8.194	78.33	88.59	619	42.93
15.000 - 15.499	470	94,335,954	14.98	200,715	8.668	78.8	86.95	608	42.16
15.500 - 15.999	264	48,831,481	7.76	184,968	9.084	79.57	85.34	590	42.62
16.000 - 16.499	192	32,958,340	5.23	171,658	9.515	79.11	82.61	573	41.5
16.500 - 16.999	101	16,485,018	2.62	163,218	9.859	80.97	82.14	574	39.05
17.000 - 17.499	76	11,302,289	1.8	148,714	10.389	82.3	83.46	561	40.23
17.500 - 17.999	31	5,052,788	0.8	162,993	10.726	75.36	76.91	559	37.69
18.000 - 18.499	15	2,298,238	0.37	153,216	11.247	76.23	76.23	565	34.54
18.500 - 18.999	8	609,693	0.1	76,212	11.816	92.18	92.18	591	40.14
19.000 - 19.499	2	134,476	0.02	67,238	12.194	86.87	86.87	619	40.37
19.500 >=	1	52,219	0.01	52,219	13.625	95	95	629	20.96
Total:	2,902	629,635,483	100	216,966	8.065	78.52	88.43	626	42.25

Weighted Average Maximum Rate (%): 14.637
Minimum Maximum Rate (%): 11.475
Maximum Maximum Rate (%): 20.625
Standard Deviation Maximum Rate (%): 1.143

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1	23	4,897,611	0.78	212,940	8.508	80.14	85.36	591	42.2
1.45	1	107,824	0.02	107,824	9.05	80	100	695	48.11
1.5	671	129,502,246	20.57	192,999	8.407	76.54	78.31	593	40.66
2	6	1,110,172	0.18	185,029	8.374	70.05	70.05	586	41.63
3	2,002	441,764,128	70.16	220,661	8.077	79.16	91.17	627	42.87
3.005	1	134,208	0.02	134,208	9.695	80	100	580	41.5
3.009	1	119,862	0.02	119,862	6.999	63.16	63.16	676	33.42
5	196	51,636,365	8.2	263,451	7.041	78.08	91.17	709	41.01
7	1	363,066	0.06	363,066	9.375	80	80	562	35.67
Total:	2,902	629,635,483	100	216,966	8.065	78.52	88.43	626	42.25

Weighted Average Initial Cap (%): 2.840
Minimum Initial Cap (%): 1.000
Maximum Initial Cap (%): 7.000
Standard Deviation Initial Cap (%): 0.882

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1	2,196	492,813,388	78.27	224,414	7.969	79.09	91.24	635	42.68
1.5	699	135,372,635	21.5	193,666	8.418	76.48	78.22	593	40.7
2	5	1,062,876	0.17	212,575	7.339	77.84	93.58	692	45.35
3	2	386,584	0.06	193,292	7.771	73.77	73.77	665	36
Total:	2,902	629,635,483	100	216,966	8.065	78.52	88.43	626	42.25

Weighted Average Subsequent Periodic Cap (%): 1.110
Minimum Subsequent Periodic Cap (%): 1.000
Maximum Subsequent Periodic Cap (%): 3.000
Standard Deviation Subsequent Periodic Cap (%): 0.222

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Nov-06	1	108,289	0.02	108,289	7.5	85	85	529	38.76
Jan-07	10	2,146,324	0.34	214,632	8.813	79.28	79.28	575	41.07
Feb-07	5	1,304,791	0.21	260,958	8.314	81.07	81.07	577	45.89
May-07	1	76,999	0.01	76,999	8.2	100	100	671	43
Aug-07	1	197,133	0.03	197,133	8.5	90	90	513	41.72
Sep-07	3	976,177	0.16	325,392	6.919	84.94	93.13	686	40.03
Oct-07	1	234,785	0.04	234,785	5.95	68.41	68.41	636	22.47
Nov-07	1	155,544	0.02	155,544	8.9	90	90	579	43.7
Dec-07	1	111,050	0.02	111,050	7.1	80	100	598	38.12
Jan-08	2	197,596	0.03	98,798	7.735	80	100	639	44.86
Mar-08	2	329,134	0.05	164,567	8.041	80	100	602	44.53
Apr-08	12	2,191,595	0.35	182,633	8.619	76.92	88.39	583	41.5
May-08	28	5,644,395	0.9	201,586	8.246	78.06	83.31	600	41.12
Jun-08	98	20,120,362	3.2	205,310	8.304	78.77	84.62	611	42.74
Jul-08	831	172,841,000	27.45	207,992	8.312	76.97	83.47	606	41.64
Aug-08	1,581	344,827,984	54.77	218,108	8.078	79.33	91.09	626	42.67
Sep-08	2	323,872	0.05	161,936	8.767	86.67	93.33	689	36.5
Apr-09	1	64,317	0.01	64,317	10.625	39.55	39.55	505	35.17
May-09	1	283,535	0.05	283,535	7.575	80	100	660	29.22
Jun-09	4	403,488	0.06	100,872	8.206	69.77	76.51	606	39.78
Jul-09	43	8,022,984	1.27	186,581	8.065	78.58	85.09	614	43.19
Aug-09	57	12,705,572	2.02	222,905	7.842	79.56	87.5	621	43.49
May-11	1	258,619	0.04	258,619	7.95	70	70	589	45.37
Jun-11	1	384,092	0.06	384,092	6.35	80	100	640	50.8
Jul-11	7	1,732,445	0.28	247,492	9.002	76.92	79.11	631	45.14
Aug-11	14	3,042,839	0.48	217,346	7.813	76.53	81.14	608	41.15
Jun-16	1	175,668	0.03	175,668	7.25	80	100	723	32.76
Jul-16	31	9,040,895	1.44	291,642	6.895	78.18	89.93	721	41.47
Aug-16	161	41,734,003	6.63	259,217	7.065	78.04	91.61	708	41.05
Total:	2,902	629,635,483	100	216,966	8.065	78.52	88.43	626	42.25
Weighted Average Next Rate Adjustment Date: March 2009
Minimum Next Rate Adjustment Date: November 2006
Maximum Next Rate Adjustment Date: August 2016

Geograghic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
California	876	217,421,034	27.31	248,198	7.728	77.01	86.8	637	42.38
Florida	562	99,229,356	12.47	176,565	8.215	77.6	85.09	623	41.8
New York	232	63,093,031	7.93	271,953	7.915	77.72	85.84	636	43.06
Illinois	253	42,193,150	5.3	166,771	8.479	81.41	90.97	631	43.4
New Jersey	174	42,103,635	5.29	241,975	8.209	80.3	88.76	632	44.6
Maryland	202	38,970,207	4.9	192,922	8.233	78.24	86.43	616	41.21
Massachusetts	148	31,502,659	3.96	212,856	7.938	80.69	88.06	637	42.52
Washington	175	31,050,888	3.9	177,434	8.107	82.42	91.95	628	42.8
Texas	252	28,277,223	3.55	112,211	8.722	82.09	92.11	620	39.05
Arizona	152	27,104,547	3.4	178,319	8.292	78.64	85.12	614	40.53
Virginia	108	22,376,615	2.81	207,191	8.363	78.51	89.27	622	43.04
Nevada	80	16,371,195	2.06	204,640	8.124	79.22	87.19	630	40.98
Georgia	83	10,435,264	1.31	125,726	8.765	82.37	89.3	607	38.84
Oregon	48	8,891,343	1.12	185,236	8.205	81.02	86.95	630	42.75
Connecticut	45	8,808,650	1.11	195,748	8.638	79.43	88.21	613	42.24
Other	821	108,223,397	13.6	131,819	8.615	81.76	89.01	610	40.93
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Occupancy	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Primary	4,022	761,843,224	95.7	189,419	8.129	79.01	87.72	625	42.15
Investment	120	21,601,819	2.71	180,015	8.897	81.37	81.37	652	38.76
Second Home	69	12,607,151	1.58	182,712	7.931	79.15	92.84	683	42.5
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Property Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Single Family	3,043	555,557,436	69.79	182,569	8.145	78.61	86.2	622	41.65
Planned Unit Development	539	106,165,821	13.34	196,968	8.215	80.28	90.94	627	42.57
Condominium	391	69,097,691	8.68	176,720	8.022	80.46	92.65	646	42.64
Two-to-Four Family	238	65,231,246	8.19	274,081	8.183	79.59	89.08	646	44.13
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Loan Purpose	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Refinance - Cashout	2,119	426,586,008	53.59	201,315	8.139	76.3	79.32	606	41.43
Purchase	1,957	343,250,966	43.12	175,397	8.17	82.48	98.24	653	42.81
Refinance - Rate Term	135	26,215,221	3.29	194,187	7.952	79.67	83.83	623	42.63
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Documentation Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Full Documentation	1,876	316,837,895	39.8	168,890	8.066	79.05	84.81	608	41.99
Stated Documentation	1,764	374,997,267	47.11	212,583	8.271	78.41	89.02	642	42.29
Limited Documentation	571	104,217,031	13.09	182,517	7.945	81.55	91.18	631	41.48
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Range of Debt Ratio	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 30.00	472	71,358,789	8.96	151,184	8.222	76.55	81.12	621	24.16
30.01 - 35.00	421	70,612,544	8.87	167,726	8.219	77.37	84.32	624	32.73
35.01 - 40.00	683	124,459,602	15.63	182,225	8.115	79.05	86.89	629	37.76
40.01 - 45.00	963	188,272,125	23.65	195,506	8.099	79.3	89.07	634	42.69
45.01 - 50.00	1,264	257,320,902	32.32	203,577	8.214	80.06	90.27	628	47.78
50.01 - 55.00	403	82,673,323	10.39	205,145	7.985	79.34	85.87	611	52.54
55.01>=	5	1,354,909	0.17	270,982	7.065	68.22	75.47	669	55.89
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Non-zero Weighted Average DTI: 42.07
Minimum DTI: 0.47
Maximum DTI: 56.90
Standard Deviation DTI: 8.53

Range of Credit Scores	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
500 - 519	151	28,758,500	3.61	190,454	9.274	71.55	71.83	510	42.76
520 - 539	167	29,022,195	3.65	173,786	9.157	71.26	71.36	530	41.16
540 - 559	257	44,616,285	5.6	173,604	8.97	76.46	76.66	550	41.31
560 - 579	298	55,556,060	6.98	186,430	8.509	77.21	78.3	570	41.56
580 - 599	454	83,026,612	10.43	182,878	8.217	77.92	84.51	590	42.04
600 - 619	746	133,481,851	16.77	178,930	8.178	79.69	88.67	610	42.36
620 - 639	535	106,624,814	13.39	199,299	7.998	80.02	90.04	629	41.48
640 - 659	514	99,032,891	12.44	192,671	8.021	80.46	92.69	649	43.35
660 - 679	365	72,618,873	9.12	198,956	7.826	81.55	93.22	668	42.4
680 - 699	255	51,743,043	6.5	202,914	7.79	81.38	93.72	689	42.12
700 - 719	190	37,913,686	4.76	199,546	7.56	80.7	93.58	709	41.54
720 - 739	124	22,967,557	2.89	185,222	7.566	82.06	96.12	728	42.65
740 - 759	82	15,830,169	1.99	193,051	7.398	80.54	94.5	749	40.15
760 - 779	45	9,505,635	1.19	211,236	7.451	78.61	91.93	769	40.42
780 - 799	18	3,157,428	0.4	175,413	7.64	81.01	91.85	788	41.67
800 - 819	10	2,196,593	0.28	219,659	6.777	72.18	82.39	805	38.57
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Non-zero Weighted Average FICO: 627
Minimum FICO: 500
Maximum FICO: 811
Standard Deviation FICO: 59

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
None	1,428	259,754,847	32.63	181,901	8.406	80.39	88.55	627	42.2
12	166	39,440,319	4.95	237,592	8.126	75.94	80.6	625	42.58
16.8	1	71,138	0.01	71,138	7.99	80	100	715	46.01
18	5	924,743	0.12	184,949	6.959	81.08	91.91	705	37.53
24	2,017	386,167,065	48.51	191,456	8.117	79.04	88.71	621	42.2
36	594	109,694,082	13.78	184,670	7.654	77.21	84.1	645	41.1
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Lien Position	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1st Lien	3,670	766,290,324	96.26	208,798	8.04	78.28	87.16	625	42.04
2nd Lien	541	29,761,869	3.74	55,013	10.901	99.68	99.68	665	42.77
Total:	4,211	796,052,194	100	189,041	8.147	79.08	87.63	627	42.07

Group II Mortgage Loans
Selection Criteria: Group II Mortgage Loans

Summary Statistics (as of the Sample Pool Calculation Date)
Aggregate Principal Balance: $565,703,349.66
Number of Mortgage Loans: 2,340
Average Principal Balance: $241,753.57
Aggregate Principal Balance (Fixed Rate): $174,733,382.40
Aggregate Principal Balance (Adjustable Rate): $390,969,967.26
% Fixed Rate Mortgages: 30.89%
% Adjustable Rate Mortgages: 69.11%
Weighted Average Current Mortgage Rate: 8.088%
Non-zero Weighted Average Credit Score: 642
Weighted Average Original LTV: 80.85%
Weighted Average Original Combined LTV: 89.44%
Non-zero Weighted Average Debt Ratio: 41.99
Weighted Average Stated Remaining Term: 357
Weighted Average Stated Original Term: 359
Weighted Average Months to Roll: 31
Weighted Average Margin: 6.631%
Weighted Average Initial Rate Cap: 2.540%
Weighted Average Periodic Rate Cap: 1.212%
Weighted Average Maximum Rate: 14.779%
Weighted Average Minimum Rate: 8.063%
% Second Lien: 6.48%
% Silent & Simultaneous Seconds: 43.47%
% California Loans: 43.15%

Product Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
15 Year Fixed	14	1,432,802	0.25	102,343	8.472	78.28	78.28	615	40.92
30 Year Fixed	426	90,756,793	16.04	213,044	7.395	73.45	75.5	645	38.26
40 Year Fixed	81	21,842,710	3.86	269,663	7.338	78.71	80.24	638	42.54
30 Year Fixed 5 Year Interest Only	38	13,121,633	2.32	345,306	6.912	78	79.52	653	43.77
30 Year Fixed 10 Year Interest Only	4	1,174,750	0.21	293,688	6.74	80	85.25	633	41.72
15/30 Year Fixed (Balloon)	351	34,547,103	6.11	98,425	10.77	99.59	99.59	674	44.2
30/40 Year Fixed (Balloon)	20	9,112,639	1.61	455,632	7.753	78.25	84.15	627	41.17
30/50 Year Fixed (Balloon)	5	2,744,953	0.49	548,991	7.396	84.97	88.29	646	40.15
ARM 30 Year	7	1,543,470	0.27	220,496	9.15	79.23	89.46	618	36.12
2/28 ARM	602	113,865,226	20.13	189,145	8.773	82.12	92.28	618	41.67
2/38 ARM - 40 Year	112	24,498,952	4.33	218,741	8.792	81.93	91.42	617	42.09
2/28 ARM 2 Year Interest Only	15	4,083,455	0.72	272,230	6.959	84.44	98.07	644	38.4
2/28 ARM 5 Year Interest Only	268	78,211,022	13.83	291,832	7.93	80.19	93	646	41.81
2/28 ARM 10 Year Interest Only	5	2,343,400	0.41	468,680	7.499	82.8	99.07	650	44.69
3/27 ARM	16	3,660,297	0.65	228,769	8.313	81.7	88.96	622	40.38
3/27 ARM 3 Year Interest Only	3	707,600	0.13	235,867	6.672	80	100	634	39.97
3/27 ARM 5 Year Interest Only	15	4,702,074	0.83	313,472	7.665	85.21	92.99	636	38.34
3/27 ARM 10 Year Interest Only	1	189,520	0.03	189,520	7	80	100	755	21.81
5/25 ARM	9	2,833,589	0.5	314,843	7.858	81.28	86.02	624	40.64
5/35 ARM - 40 Year	2	1,090,159	0.19	545,079	7.093	89.99	89.99	642	50.79
10/20 ARM	10	3,466,260	0.61	346,626	6.859	80	95.17	701	45.52
10/20 ARM 5 Year Interest Only	1	486,000	0.09	486,000	8.275	80	100	685	38.6
10/20 ARM 10 Year Interest Only	40	19,213,581	3.4	480,340	6.548	79.58	87.91	720	39.15
10/1 ARM 10 Year Interest Only	1	480,000	0.08	480,000	7.03	80	100	781	44.14
30/40 Year ARM 2/28 (Balloon)	182	77,187,877	13.64	424,109	7.954	80.66	93.9	637	44.62
30/40 Year ARM 3/27 (Balloon)	5	2,727,484	0.48	545,497	7.155	80.01	91.18	676	43.84
30/40 Year ARM 10/20 (Balloon)	13	5,068,882	0.9	389,914	6.909	80.36	94.62	704	43.24
30/50 Year ARM 2/28 (Balloon)	85	40,765,965	7.21	479,600	7.816	80.67	94.31	638	45.19
30/50 Year ARM 3/27 (Balloon)	1	551,896	0.1	551,896	8.76	80	100	741	44.74
30/50 Year ARM 10/20 (Balloon)	8	3,293,259	0.58	411,657	7.239	83.14	94.35	696	49.12
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
5.000 - 5.499	1	280,000	0.05	280,000	5.275	80	100	647	39.88
5.500 - 5.999	18	8,763,767	1.55	486,876	5.801	74.79	84.95	702	41.13
6.000 - 6.499	125	48,661,991	8.6	389,296	6.193	72.26	75.17	693	39.84
6.500 - 6.999	231	88,916,641	15.72	384,921	6.762	78.67	86.94	665	42.98
7.000 - 7.499	181	59,003,198	10.43	325,985	7.228	78.44	88.46	646	41.64
7.500 - 7.999	346	101,231,039	17.89	292,575	7.757	79.25	89.72	641	42.31
8.000 - 8.499	247	57,794,012	10.22	233,984	8.24	80.07	91.88	625	41.74
8.500 - 8.999	321	69,988,417	12.37	218,032	8.745	82.35	93.64	625	41.42
9.000 - 9.499	198	36,956,764	6.53	186,650	9.236	83.09	92.26	617	41.91
9.500 - 9.999	203	37,170,010	6.57	183,103	9.717	84.79	91.14	603	42.04
10.000 - 10.499	118	18,019,279	3.19	152,706	10.184	86.91	93.75	614	42.69
10.500 - 10.999	167	19,901,986	3.52	119,174	10.747	93.51	96.04	638	42.83
11.000 - 11.499	93	9,693,714	1.71	104,233	11.19	97.85	98.47	646	44.78
11.500 - 11.999	49	5,288,677	0.93	107,932	11.708	96.04	98.17	632	42.25
12.000 - 12.499	27	2,716,606	0.48	100,615	12.246	98.24	98.67	628	43
12.500 - 12.999	15	1,317,246	0.23	87,816	12.646	99.23	99.23	658	46.06
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Weighted Average Gross Mortgage Rate (%): 8.088
Minimum Gross Mortgage Rate (%): 5.275
Maximum Gross Mortgage Rate (%): 12.875
Standard Deviation Gross Mortgage Rate (%): 1.528

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 50,000.00	44	1,724,780	0.3	39,200	10.307	88.51	89.18	652	39.4
50,000.01 - 100,000.00	454	37,348,713	6.6	82,266	9.797	86.72	93.49	632	39.8
100,000.01 - 150,000.00	538	66,332,236	11.73	123,294	9.224	85.34	92.9	634	40.86
150,000.01 - 200,000.00	289	50,315,524	8.89	174,102	8.391	80.42	89.54	634	41.67
200,000.01 - 250,000.00	168	37,461,292	6.62	222,984	8.26	80.41	90.59	626	41.24
250,000.01 - 300,000.00	152	41,323,806	7.3	271,867	8.028	78.81	89.61	642	41.46
300,000.01 - 350,000.00	91	29,270,469	5.17	321,654	7.949	80.5	90.02	640	42.52
350,000.01 - 400,000.00	65	24,196,265	4.28	372,250	7.813	80.51	90.91	661	40.53
400,000.01 - 450,000.00	155	66,772,270	11.8	430,789	7.576	78.87	87.99	641	43.4
450,000.01 - 500,000.00	161	76,464,651	13.52	474,936	7.59	79.5	88.91	649	43.06
500,000.01 - 550,000.00	93	48,878,377	8.64	525,574	7.477	79.69	88.03	653	42.88
550,000.01 - 600,000.00	54	31,073,606	5.49	575,437	7.569	80.32	87.65	644	42.83
600,000.01 - 650,000.00	28	17,606,683	3.11	628,810	7.593	79.2	89.19	659	44.2
650,000.01 - 700,000.00	14	9,553,266	1.69	682,376	7.669	80.66	88.92	646	40.26
700,000.01 - 750,000.00	13	9,387,176	1.66	722,090	7.287	80.7	82.23	641	44.22
750,000.01 - 800,000.00	8	6,254,525	1.11	781,816	7.389	81.54	83.37	661	44.58
800,000.01 - 850,000.00	5	4,200,724	0.74	840,145	7.546	79.8	87.02	631	39.07
850,000.01 - 900,000.00	2	1,759,279	0.31	879,639	6.87	71.54	81.53	666	41.32
900,000.01 - 950,000.00	3	2,785,809	0.49	928,603	7.689	74.87	74.87	616	39.08
950,000.01 - 1,000,000.00	3	2,993,898	0.53	997,966	6.959	74.36	74.36	641	28.95
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Average Cut-off Date Principal Balance ($): 241,753.57
Minimum Cut-off Date Principal Balance ($): 17,133.34
Maximum Cut-off Date Principal Balance ($): 999,206.94
Standard Deviation Cut-off Date Principal Balance ($): 173,438.63

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 50,000.00	42	1,625,271	0.29	38,697	10.356	90.63	91.34	657	39.95
50,000.01 - 100,000.00	455	37,348,312	6.6	82,084	9.8	86.65	93.37	632	39.76
100,000.01 - 150,000.00	537	66,132,470	11.69	123,152	9.23	85.39	92.99	634	40.84
150,000.01 - 200,000.00	290	50,449,826	8.92	173,965	8.387	80.39	89.49	634	41.68
200,000.01 - 250,000.00	169	37,626,668	6.65	222,643	8.26	80.41	90.54	626	41.26
250,000.01 - 300,000.00	152	41,323,806	7.3	271,867	8.028	78.81	89.61	642	41.46
300,000.01 - 350,000.00	91	29,270,469	5.17	321,654	7.949	80.5	90.02	640	42.52
350,000.01 - 400,000.00	65	24,196,265	4.28	372,250	7.813	80.51	90.91	661	40.53
400,000.01 - 450,000.00	155	66,772,270	11.8	430,789	7.576	78.87	87.99	641	43.4
450,000.01 - 500,000.00	161	76,464,651	13.52	474,936	7.59	79.5	88.91	649	43.06
500,000.01 - 550,000.00	93	48,878,377	8.64	525,574	7.477	79.69	88.03	653	42.88
550,000.01 - 600,000.00	54	31,073,606	5.49	575,437	7.569	80.32	87.65	644	42.83
600,000.01 - 650,000.00	28	17,606,683	3.11	628,810	7.593	79.2	89.19	659	44.2
650,000.01 - 700,000.00	14	9,553,266	1.69	682,376	7.669	80.66	88.92	646	40.26
700,000.01 - 750,000.00	13	9,387,176	1.66	722,090	7.287	80.7	82.23	641	44.22
750,000.01 - 800,000.00	8	6,254,525	1.11	781,816	7.389	81.54	83.37	661	44.58
800,000.01 - 850,000.00	5	4,200,724	0.74	840,145	7.546	79.8	87.02	631	39.07
850,000.01 - 900,000.00	2	1,759,279	0.31	879,639	6.87	71.54	81.53	666	41.32
900,000.01 - 950,000.00	3	2,785,809	0.49	928,603	7.689	74.87	74.87	616	39.08
950,000.01 - 1,000,000.00	2	1,995,898	0.35	997,949	7.651	76.72	76.72	569	37.13
1,000,000.01 >=	1	998,000	0.18	998,000	5.575	69.66	69.66	786	12.58
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Average Orig Balance ($): 242,064.39
Minimum Orig Balance ($): 17,180.00
Maximum Orig Balance ($): 1,010,000.00
Standard Deviation Orig Balance ($): 173,603.34

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
171 - 180	365	35,979,905	6.36	98,575	10.678	98.75	98.75	671	44.07
341 - 350	29	6,264,881	1.11	216,030	7.45	81.61	93.37	643	39.48
351 - 360	1,751	476,026,744	84.15	271,860	7.901	79.5	89.01	641	41.81
361 >=	195	47,431,820	8.38	243,240	8.083	80.63	86.23	627	42.5
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Weighted Average Remaining Term: 357
Minimum Remaining Term: 172
Maximum Remaining Term: 479
Standard Deviation Remaining Term: 77

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
180	365	35,979,905	6.36	98,575	10.678	98.75	98.75	671	44.07
360	1,780	482,291,625	85.26	270,950	7.895	79.53	89.06	641	41.78
480	195	47,431,820	8.38	243,240	8.083	80.63	86.23	627	42.5
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Weighted Average Original Term: 359
Minimum Original Term: 180
Maximum Original Term: 480
Standard Deviation Original Term: 77

Range of Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	7	919,322	0.16	131,332	6.938	26.95	38.41	644	35.42
30.01 - 35.00	7	1,013,198	0.18	144,743	7.314	32.75	32.75	644	27.66
35.01 - 40.00	13	2,238,406	0.4	172,185	7.77	37.74	39.78	608	36.31
40.01 - 45.00	11	2,510,179	0.44	228,198	6.98	43.24	45.97	643	35.97
45.01 - 50.00	18	2,920,934	0.52	162,274	7.401	48.05	49.22	659	37.67
50.01 - 55.00	24	5,311,468	0.94	221,311	7.133	52.84	52.84	660	36
55.01 - 60.00	41	11,641,264	2.06	283,933	6.982	58.24	58.24	643	37.95
60.01 - 65.00	36	10,643,138	1.88	295,643	7.209	62.92	62.92	632	41.78
65.01 - 70.00	70	20,243,609	3.58	289,194	7.594	68.46	68.46	620	35.89
70.01 - 75.00	133	41,895,763	7.41	315,006	7.401	73.78	76.8	628	42.37
75.01 - 80.00	1,107	297,505,147	52.59	268,749	7.88	79.86	95.68	651	42.82
80.01 - 85.00	130	40,461,058	7.15	311,239	7.789	84.18	84.18	621	39.73
85.01 - 90.00	219	57,591,222	10.18	262,974	8.388	89.61	89.69	626	42.01
90.01 - 95.00	135	31,071,831	5.49	230,162	8.998	94.61	94.61	617	42.61
95.01 - 100.00	389	39,736,813	7.02	102,151	10.644	99.98	99.98	667	43.76
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99
Weighted Average Original LTV (%): 80.85
Minimum Original LTV (%): 17.25
Maximum Original LTV (%): 100.00
Standard Deviation Original LTV (%): 12.19

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 30.00	6	500,583	0.09	83,430	7.723	24.85	24.85	623	27.77
30.01 - 35.00	7	1,013,198	0.18	144,743	7.314	32.75	32.75	644	27.66
35.01 - 40.00	12	2,049,729	0.36	170,811	7.859	37.94	37.94	600	36
40.01 - 45.00	10	2,255,722	0.4	225,572	6.893	43.29	43.29	655	36.49
45.01 - 50.00	17	2,826,147	0.5	166,244	7.397	47.99	47.99	664	38.2
50.01 - 55.00	25	5,730,207	1.01	229,208	7.05	51.13	52.97	660	36.62
55.01 - 60.00	42	11,829,940	2.09	281,665	6.979	57.87	58.26	643	37.98
60.01 - 65.00	36	10,643,138	1.88	295,643	7.209	62.92	62.92	632	41.78
65.01 - 70.00	71	20,498,065	3.62	288,705	7.596	68.14	68.48	618	35.84
70.01 - 75.00	106	36,828,080	6.51	347,435	7.294	73.61	73.61	626	42
75.01 - 80.00	177	58,074,783	10.27	328,106	7.451	79.35	79.35	633	41.33
80.01 - 85.00	130	40,461,058	7.15	311,239	7.789	84.18	84.18	621	39.73
85.01 - 90.00	226	60,156,618	10.63	266,180	8.314	89.08	89.62	628	41.89
90.01 - 95.00	158	40,738,159	7.2	257,836	8.687	91.11	94.68	628	42.51
95.01 - 100.00	1,317	272,097,922	48.1	206,604	8.399	82.83	99.97	656	43.37
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Weighted Average Original Combined LTV (%): 89.44
Minimum Original Combined LTV (%): 17.25
Maximum Original Combined LTV (%): 100.00
Standard Deviation Original Combined LTV (%): 13.98

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
2.750 - 2.999	2	647,857	0.17	323,929	6.925	80	100	763	45.52
3.000 - 3.249	1	181,386	0.05	181,386	8.65	80	100	580	40.96
3.250 - 3.499	1	471,431	0.12	471,431	8.545	80	100	637	36.1
3.750 - 3.999	1	99,807	0.03	99,807	7.99	62.48	62.48	633	28.26
4.000 - 4.249	4	587,936	0.15	146,984	7.509	80	100	631	45.73
4.250 - 4.499	3	1,183,151	0.3	394,384	8.156	75.46	77.79	651	44.3
4.500 - 4.749	5	879,708	0.23	175,942	8.462	82.94	89.77	620	46.88
4.750 - 4.999	10	1,850,588	0.47	185,059	7.35	81.51	99.99	692	46.74
5.000 - 5.249	30	10,156,587	2.6	338,553	6.616	77.72	88.78	690	38.58
5.250 - 5.499	54	21,295,073	5.45	394,353	7.494	79.8	93.33	635	42.12
5.500 - 5.749	74	24,755,602	6.33	334,535	7.297	80	94.17	659	43.62
5.750 - 5.999	83	29,946,528	7.66	360,802	7.341	79.38	90.45	648	42.71
6.000 - 6.249	189	50,053,519	12.8	264,833	7.641	80.5	93.7	646	43.62
6.250 - 6.499	140	46,248,536	11.83	330,347	7.798	80.75	91.2	636	42.87
6.500 - 6.749	154	38,435,157	9.83	249,579	8.075	81.22	94.95	649	42.63
6.750 - 6.999	128	41,170,505	10.53	321,645	8.112	79.76	89.83	638	42.13
7.000 - 7.249	101	25,458,971	6.51	252,069	8.584	82.1	94.84	635	43.59
7.250 - 7.499	77	22,516,823	5.76	292,426	8.73	83.58	93.99	623	42.25
7.500 - 7.749	84	19,804,021	5.07	235,762	8.88	82.68	94.51	620	42.73
7.750 - 7.999	79	17,252,964	4.41	218,392	9.109	82.41	93.61	621	42.08
8.000 - 8.249	59	14,996,552	3.84	254,179	9.145	83.7	94.39	619	43.08
8.250 - 8.499	39	8,799,343	2.25	225,624	9.349	81.59	89.79	623	40.72
8.500 - 8.749	27	5,366,192	1.37	198,748	9.544	85.18	92.01	612	40.48
8.750 - 8.999	15	3,064,676	0.78	204,312	9.715	87.46	95.14	627	40.96
9.000 - 9.249	11	1,461,287	0.37	132,844	9.961	89.98	94.41	586	34.45
9.250 - 9.499	7	1,032,011	0.26	147,430	10.256	85.27	93.32	620	39.34
9.500 - 9.749	7	1,472,429	0.38	210,347	10.573	88.54	95.97	635	42.75
9.750 - 9.999	7	666,172	0.17	95,167	10.786	95.17	97.45	590	39.49
10.000 - 10.249	1	256,411	0.07	256,411	11.03	95	95	551	53.94
10.250 - 10.499	3	249,095	0.06	83,032	11.365	93.51	93.51	580	34.12
10.500 - 10.749	2	301,885	0.08	150,943	11.581	95.99	95.99	570	33.38
10.750 >=	3	307,766	0.08	102,589	11.73	88.34	88.34	549	37.69
Total:	1,401	390,969,967	100	279,065	8.108	81.16	92.81	639	42.6

Weighted Average Margin (%): 6.631
Minimum Margin (%): 2.750
Maximum Margin (%): 11.400
Standard Deviation Margin (%): 1.053

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
<= 4.499	1	480,000	0.12	480,000	7.03	80	100	781	44.14
4.500 - 4.999	1	240,000	0.06	240,000	6.9	80	100	672	42.61
5.000 - 5.499	3	638,056	0.16	212,685	6.365	80	100	657	38.51
5.500 - 5.999	20	9,285,261	2.37	464,263	6.012	75.37	87.14	700	41.03
6.000 - 6.499	37	14,902,347	3.81	402,766	6.34	80.65	90.33	681	42.31
6.500 - 6.999	138	57,769,244	14.78	418,618	6.85	79.56	92.17	670	44.39
7.000 - 7.499	128	46,293,996	11.84	361,672	7.292	79.68	91.57	651	42.2
7.500 - 7.999	239	77,181,261	19.74	322,934	7.806	80.36	92.67	645	42.86
8.000 - 8.499	175	43,859,529	11.22	250,626	8.249	80.9	95.22	631	42.2
8.500 - 8.999	234	57,448,296	14.69	245,506	8.749	81.97	94.74	624	42.47
9.000 - 9.499	146	30,372,565	7.77	208,031	9.241	82.64	92.47	615	42.44
9.500 - 9.999	136	28,655,707	7.33	210,704	9.705	83.34	91.01	596	41.83
10.000 - 10.499	70	13,018,194	3.33	185,974	10.179	85.18	93.84	594	42.49
10.500 - 10.999	45	7,038,906	1.8	156,420	10.701	88.62	94.03	603	39.95
11.000 - 11.499	14	1,503,682	0.38	107,406	11.148	90.95	93.4	587	42.55
11.500 - 11.999	10	1,680,144	0.43	168,014	11.65	90.94	97.64	598	36.59
12.000 - 12.499	4	602,780	0.15	150,695	12.34	94.7	94.7	569	39.88
Total:	1,401	390,969,967	100	279,065	8.108	81.16	92.81	639	42.6

Weighted Average Minimum Rate (%): 8.063
Minimum Minimum Rate (%): 2.750
Maximum Minimum Rate (%): 12.400
Standard Deviation Minimum Rate (%): 1.239

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
11.500 - 11.999	1	392,000	0.1	392,000	8.675	80	100	676	46.01
12.000 - 12.499	13	6,599,511	1.69	507,655	5.903	76.32	89.83	741	38.19
12.500 - 12.999	34	14,195,274	3.63	417,508	6.191	78.59	87.94	680	44.13
13.000 - 13.499	106	47,315,573	12.1	446,373	6.753	80.94	95.38	680	44.1
13.500 - 13.999	122	46,443,645	11.88	380,686	7.173	79.73	90.47	654	42.67
14.000 - 14.499	183	63,492,581	16.24	346,954	7.689	79.31	92.07	643	43.49
14.500 - 14.999	188	54,069,164	13.83	287,602	8.049	80.01	92.3	636	42.38
15.000 - 15.499	180	46,543,803	11.9	258,577	8.572	82.15	96.02	627	42.01
15.500 - 15.999	198	42,117,886	10.77	212,717	8.939	82.47	93.48	616	42.47
16.000 - 16.499	138	29,152,788	7.46	211,252	9.389	82.57	91.88	607	42.3
16.500 - 16.999	110	20,567,403	5.26	186,976	9.801	84.13	91.01	596	41.42
17.000 - 17.499	63	10,184,376	2.6	161,657	10.184	84.9	94.35	599	40.65
17.500 - 17.999	38	6,240,568	1.6	164,225	10.704	88.62	94.34	610	40.05
18.000 - 18.499	13	1,372,472	0.35	105,575	11.162	91.04	93.72	590	43.04
18.500 - 18.999	10	1,680,144	0.43	168,014	11.65	90.94	97.64	598	36.59
19.000 - 19.499	4	602,780	0.15	150,695	12.34	94.7	94.7	569	39.88
Total:	1,401	390,969,967	100	279,065	8.108	81.16	92.81	639	42.6

Weighted Average Maximum Rate (%): 14.779
Minimum Maximum Rate (%): 11.675
Maximum Maximum Rate (%): 19.400
Standard Deviation Maximum Rate (%): 1.322

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1	12	2,179,874	0.56	181,656	9.297	81.06	90.2	616	37.78
1.5	759	158,327,487	40.5	208,600	8.566	81.55	91.79	622	41.34
2	9	2,020,426	0.52	224,492	8.711	87.35	96.98	624	42.19
3	546	195,961,927	50.12	358,905	7.943	80.96	93.94	640	43.82
3.07	1	127,282	0.03	127,282	7.77	80	100	628	48.61
3.405	1	344,988	0.09	344,988	7.045	80	100	614	54.65
5	73	32,007,982	8.19	438,466	6.744	80.13	90.79	713	41.58
Total:	1,401	390,969,967	100	279,065	8.108	81.16	92.81	639	42.6

Weighted Average Initial Cap (%): 2.540
Minimum Initial Cap (%): 1.000
Maximum Initial Cap (%): 5.000
Standard Deviation Initial Cap (%): 0.966

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1	619	226,027,232	57.81	365,149	7.8	80.86	93.56	650	43.44
1.5	781	164,462,735	42.07	210,580	8.534	81.58	91.77	623	41.44
2	1	480,000	0.12	480,000	7.03	80	100	781	44.14
Total:	1,401	390,969,967	100	279,065	8.108	81.16	92.81	639	42.6

Weighted Average Subsequent Periodic Cap (%): 1.212
Minimum Subsequent Periodic Cap (%): 1.000
Maximum Subsequent Periodic Cap (%): 2.000
Standard Deviation Subsequent Periodic Cap (%): 0.249

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Dec-06	1	149,731	0.04	149,731	10.05	80	100	622	47.34
Jan-07	1	143,755	0.04	143,755	8.85	80	100	599	40.37
Feb-07	5	1,249,984	0.32	249,997	9.077	79.05	86.98	620	34.29
Jun-07	1	126,046	0.03	126,046	7.95	100	100	604	29.66
Jul-07	3	537,101	0.14	179,034	6.205	80	100	660	44.02
Sep-07	10	3,244,506	0.83	324,451	6.894	85.34	97.82	642	38.26
Oct-07	3	493,751	0.13	164,584	6.923	81.64	98.36	665	37.7
Apr-08	5	1,516,830	0.39	303,366	8.071	81.55	100	638	47.42
May-08	14	4,556,017	1.17	325,430	8.39	81.41	94.27	642	37.74
Jun-08	62	13,414,277	3.43	216,359	8.617	83.57	93.77	613	43.62
Jul-08	548	129,013,780	33	235,427	8.389	80.82	92.83	630	42.8
Aug-08	623	188,053,587	48.1	301,852	8.16	81.19	93.05	633	42.93
Sep-08	2	399,600	0.1	199,800	5.918	80	100	644	39.72
Oct-08	1	308,000	0.08	308,000	7.65	80	100	622	40.29
Apr-09	1	238,400	0.06	238,400	7.675	80	100	706	40.99
May-09	1	194,000	0.05	194,000	9	83.35	83.35	544	52.76
Jun-09	5	1,617,203	0.41	323,441	8.207	87.69	92.59	639	37.3
Jul-09	15	3,685,900	0.94	245,727	7.832	81.92	89.17	622	38.36
Aug-09	16	6,095,768	1.56	380,986	7.616	81.74	93.06	667	41.79
Jul-11	3	944,100	0.24	314,700	9.235	87.6	90.72	613	43.34
Aug-11	8	2,979,648	0.76	372,456	7.142	82.47	85.98	634	43.49
Jun-16	1	479,312	0.12	479,312	7.25	82.76	82.76	719	28.9
Jul-16	11	4,396,136	1.12	399,649	6.894	80.36	97.07	712	44.76
Aug-16	61	27,132,534	6.94	444,796	6.71	80.04	89.91	713	41.29
Total:	1,401	390,969,967	100	279,065	8.108	81.16	92.81	639	42.6

Weighted Average Next Rate Adjustment Date: March 2009
Minimum Next Rate Adjustment Date: December 2006
Maximum Next Rate Adjustment Date: August 2016

Geograghic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
California	729	244,073,181	43.15	334,805	7.613	79.87	88.56	657	42.46
Florida	261	56,114,312	9.92	214,997	8.335	79.12	87.02	630	41.22
New York	99	31,002,042	5.48	313,152	8.248	82.46	90.2	647	44.14
Texas	190	25,544,847	4.52	134,447	8.565	82.44	94.07	626	40.38
Washington	80	18,907,095	3.34	236,339	7.877	81.55	90.93	646	42.73
New Jersey	66	18,032,003	3.19	273,212	8.373	84.04	90.63	637	42.8
Arizona	87	17,013,144	3.01	195,553	8.361	81.74	92.33	635	40.74
Maryland	49	16,714,957	2.95	341,122	8.344	81.7	90.32	628	41.43
Illinois	66	13,854,845	2.45	209,922	9.065	82.36	90.23	621	43.66
Virginia	51	12,371,049	2.19	242,570	8.318	81.46	85.58	619	42.43
Georgia	70	11,975,415	2.12	171,077	9.282	83.06	94.5	623	41.05
Nevada	38	10,242,779	1.81	269,547	8.161	81.84	95.58	639	43.01
Pennsylvania	51	7,135,838	1.26	139,918	8.308	81.49	89.28	618	40.9
Connecticut	26	6,832,096	1.21	262,773	8.436	80.21	84.5	612	43.6
Hawaii	17	5,662,060	1	333,062	7.057	78.92	80.94	699	42.2
Other	460	70,227,688	12.41	152,669	8.728	82.11	90.78	621	40.13
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Occupancy	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Primary	2,287	553,877,673	97.91	242,185	8.083	80.93	89.57	641	42.02
Second Home	27	6,359,103	1.12	235,522	8.129	78.12	90.26	695	42.94
Investment	26	5,466,574	0.97	210,253	8.544	75.86	75.86	663	37.37
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Property Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Single Family	1,625	393,482,583	69.56	242,143	8.018	80.91	88.74	642	41.82
Planned Unit Development	461	111,535,906	19.72	241,943	8.168	79.97	90.31	636	43.02
Condominium	180	40,642,570	7.18	225,792	8.307	82.23	92.64	644	40.11
Two-to-Four Family	74	20,042,291	3.54	270,842	8.558	81.66	91.93	664	43.26
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Loan Purpose	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Purchase	1,589	331,675,036	58.63	208,732	8.464	83.26	96.34	649	42.76
Refinance - Cashout	700	222,661,362	39.36	318,088	7.543	77.24	79.33	632	40.75
Refinance - Rate Term	51	11,366,953	2.01	222,881	7.758	81.22	86.22	632	43.77
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Documentation Type	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
Full Documentation	1,220	268,948,833	47.54	220,450	7.805	80	86.78	632	41.55
Stated Documentation	917	229,564,597	40.58	250,343	8.531	81.23	92.03	654	42.93
Limited Documentation	200	66,359,513	11.73	331,798	7.719	82.85	91.18	639	40.57
Alternative Documentation	3	830,407	0.15	276,802	6.416	89.95	96.68	635	35.78
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Range of Debt Ratio	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
0.01 - 30.00	250	52,974,317	9.36	211,897	7.9	76.91	81.86	640	23.74
30.01 - 35.00	201	44,971,046	7.95	223,737	7.867	78.88	84.5	638	32.5
35.01 - 40.00	389	85,313,740	15.08	219,316	8.105	80.49	87.56	639	37.64
40.01 - 45.00	591	139,804,140	24.71	236,555	8.188	81.4	91.72	648	42.66
45.01 - 50.00	729	187,973,315	33.23	257,851	8.205	82	92.84	643	47.77
50.01 - 55.00	175	52,834,564	9.34	301,912	7.766	81.63	86.3	633	52.51
55.01>=	5	1,832,229	0.32	366,446	7.62	75.23	85.38	692	55.95
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Non-zero Weighted Average DTI: 41.99
Minimum DTI: 4.70
Maximum DTI: 56.68
Standard Deviation DTI: 8.29

Range of Credit Scores	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
500 - 519	24	5,904,379	1.04	246,016	9.278	69.59	70.17	510	38.51
520 - 539	43	9,371,486	1.66	217,942	9.059	75.66	77.13	530	42.42
540 - 559	83	19,671,625	3.48	237,008	8.733	80.37	80.97	551	42.98
560 - 579	157	33,999,489	6.01	216,557	8.847	81.16	82.87	569	40.98
580 - 599	293	58,398,809	10.32	199,313	8.435	79.21	86.93	589	41.43
600 - 619	341	81,994,633	14.49	240,453	8.178	81.6	88.99	609	41.38
620 - 639	327	81,902,335	14.48	250,466	8.147	80.76	91.82	629	42.04
640 - 659	320	76,903,529	13.59	240,324	8.225	82.96	93.9	649	43.53
660 - 679	255	64,705,247	11.44	253,746	7.748	80.2	90.68	669	42.26
680 - 699	173	45,672,480	8.07	264,003	7.853	82.47	93.33	689	43.21
700 - 719	129	33,817,350	5.98	262,150	7.578	83.72	93.6	709	41.4
720 - 739	58	13,568,847	2.4	233,946	7.735	81.51	93.29	729	41.05
740 - 759	50	13,081,009	2.31	261,620	7.348	81.87	91.02	748	43.91
760 - 779	35	9,880,549	1.75	282,301	7.032	77.27	84.22	768	41.12
780 - 799	41	13,434,539	2.37	327,672	6.693	74.5	81.3	785	37.53
800 - 819	9	2,593,231	0.46	288,137	6.58	64.39	69.26	807	37.69
>= 820	2	803,811	0.14	401,905	7.692	84	100	829	44.9
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99
Non-zero Weighted Average FICO: 642
Minimum FICO: 500
Maximum FICO: 829
Standard Deviation FICO: 57

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
None	563	134,916,723	23.85	239,639	8.879	83.31	91.7	633	42.86
12	91	28,367,145	5.01	311,727	8.274	80.54	89.38	640	41
13	1	205,600	0.04	205,600	7.75	80	100	681	44.02
18	4	1,148,072	0.2	287,018	6.938	81.76	98.24	694	37.71
24	1,101	253,012,329	44.73	229,802	8.183	82.47	94.14	639	42.99
36	153	52,575,988	9.29	343,634	7.143	80.26	88.05	676	41.37
60	427	95,477,493	16.88	223,601	7.197	73.45	74.46	646	38.75
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99

Lien Position	Number of Mortgage Loans	Aggregate Sample Pool Calculation Date Principal Balance ($)	% of Mortgage Pool by Aggregate Sample Pool Calculation Date Principal Balance	Avg. Sample Pool Calculation Date Principal Balance ($)	Weighted Average Gross Interest Rate (%)	Weighted Average Original LTV (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score	Weighted Average Debt Ratio
1st Lien	1,970	529,026,327	93.52	268,541	7.902	79.61	88.8	640	41.83
2nd Lien	370	36,677,023	6.48	99,127	10.763	98.7	98.7	673	44.15
Total:	2,340	565,703,350	100	241,754	8.088	80.85	89.44	642	41.99